EVERGREEN EQUITY TRUST/DE

Table of Contents

Letter to Shareholders	1

Evergreen Balanced Fund
Fund at a Glance	2
Portfolio Manager Interview	3

Evergreen Foundation Fund
Fund at a Glance	7
Portfolio Manager Interview	8

Evergreen Tax Strategic Foundation Fund
Fund at a Glance	11
Portfolio Manager Interview	12

Financial Highlights
Evergreen Balanced Fund	15
Evergreen Foundation Fund	17
Evergreen Tax Strategic Foundation Fund	19

Schedules of Investments
Evergreen Balanced Fund	21
Evergreen Foundation Fund	33
Evergreen Tax Strategic Foundation Fund	41

Combined Notes to Schedules of Investments	50

Statements of Assets and Liabilities	51

Statements of Operations	52

Statements of Changes in Net Assets	53

Combined Notes to Financial Statements	55

Independent Auditor’s Letter	62

Additional Information	63

Evergreen Funds

Evergreen Funds is one of the nation’s fastest growing investment companies with more than $80 billion in assets under management.

We offer over 80 mutual funds to choose among and acclaimed service and operations capabilities, giving investors a broad range of quality investment products and services designed to meet their needs.

The Evergreen Funds employ intensive, research-driven investment strategies executed by over 90 research analysts and portfolio managers. The fund company remains dedicated to meeting the needs of investors and their advisors in a global economy. Look to Evergreen Funds to provide a distinctive level of service and excellence in investment management.

This annual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:

Evergreen Distributor, Inc.

Evergreen FundsSM is a service mark of Evergreen Investment Services, Inc.

Letter to Shareholders
May 2001

        William M. Ennis

        Dennis H. Ferro

Dear Evergreen Shareholder:

We are pleased to provide the Evergreen Balanced Funds annual report, which covers the twelve-month period ended March 31, 2001.

A Challenging Environment

The period saw dramatic changes in the environment for both stock and bond investing, with conditions improving for fixed income investments while the environment for equities deteriorated.

At the start of the period, the U.S. economy appeared to be continuing to grow rapidly. Fixed income investors were worried about a potential onset of inflation, and investment grade bond prices tended to fall as interest rates rose. Equities still were at relatively high valuations, the domestic labor market was very tight, and bond market investors were worried that an overheated global economy would create strains in the United States.

The U.S. Federal Reserve Board’s policy early in 2000 was to moderate economic growth by raising short-term interest rates. The Federal Reserve Board continued this policy through May 2000, when the first signs of economic weakness started appearing in the manufacturing sector. Some corporations started to report disappointing earnings. Questions about corporate profitability began spreading throughout the economy, and many businesses cut back on their investments, including spending on capital equipment.

While the slump in the stock market worsened, the environment for bond investing improved substantially, with interest rates falling and bond prices rising. This trend in the bond market continued through the end of the fiscal year on March 31, 2001.

In contrast, the equity market began the twelve-month period in a generally positive environment. However, the first cracks in optimism appeared shortly after the market’s high points in March 2000, when it became increasingly evident that demand for many technology products was declining. With the benefit of hindsight, it is now clear that the rate of change in demand for technology products peaked in early 2000 as corporations invested heavily to avert potential “Y2K” computer problems associated with calendar dates beginning the year 2000. As a result, in early 2000, there was little pent-up demand for technology products. Economic growth began to slow after a decade of expansion and stock market valuations began to decline. Just as investors were too optimistic about the market last April, currently, investors may be too pessimistic with an accommodative Federal Reserve Board providing a positive force for the economy.

The Value of Diversification

An environment like the past twelve months offers many reasons for building a diversified portfolio rather than trying to predict the market’s movements. Diversification provides exposure to many different opportunities while reducing the risk of any single investment or strategy. We encourage you to talk to your financial advisor to confirm that your investment portfolio is appropriately diversified and structured to support your long-term investment objectives. Please visit us online at www.evergreeninvestments.com for more information about Evergreen Funds.

Thank you for your continued investment in Evergreen Funds.

Sincerely,

William M. Ennis
President and CEO
Evergreen Investment Company, Inc.

Dennis H. Ferro
Chief Investment Officer
Evergreen Investment Management Company

EVERGREEN
Balanced Fund
Fund at a Glance as of March 31, 2001

“We intend to stay with our core discipline of emphasizing high quality growth stocks selling at reasonable prices.”

CURRENT INVESTMENT STYLE[1]

Morningstar’s Style Box is based on a portfolio date as of 3/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, C and I prior to their inception is based on the performance of Class B, the original class offered. These historical returns for Classes A and I have not been adjusted to reflect the effect of each class’ 12-b1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A and I would have been higher.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor's affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares of an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 9/11/1935	Class A	Class B	Class C	Class I**
Class Inception Date	1/20/1998	9/11/1935	1/22/1998	1/26/1998

Average Annual Returns*

1 year with sales charge	-15.84%	-15.11%	-12.88%	n/a

1 year w/o sales charge	-10.71%	-11.40%	-11.39%	-10.49%

5 years	8.10%	8.64%	8.86%	9.56%

10 years	9.10%	9.48%	9.49%	9.83%

Maximum Sales Charge	5.75%	5.00%	2.00%	n/a
	Front End	CDSC	CDSC

30-day SEC Yield	2.62%	2.02%	2.03%	3.04%

12-month income
dividends per share	$0.26	$0.18	$0.18	$0.29

12-month capital gain
distributions per share	$1.52	$1.52	$1.52	$1.52

* Adjusted for maximum applicable sales charge unless noted.

** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Balanced Fund Class A shares2 , versus a similar investment in the Standard & Poor's 500 Index (S&P 500), the Lehman Brothers Government/Credit Index (LBGCI) and the Consumer Price Index (CPI).

The S&P 500 and the LBGCI are unmanaged market indexes which do not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations. Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

All data is as of March 31, 2001 and subject to change.

EVERGREEN
Balanced Fund
Portfolio Manager Interview

How did the fund perform?

For the twelve-month period ended March 31, 2001, Evergreen Balanced Fund Class A shares returned –10.71%. Fund returns are before deduction of any applicable sales charges. During the same twelve-month period, the S&P 500 Index, which reflects overall large company stock performance, fell by 21.68%, while the Lehman Brothers Government/Credit Index had a positive return of 12.16%. The average return of balanced funds for the period was –8.17%, according to Lipper Inc., an independent monitor of mutual fund performance.

Portfolio Characteristics

(as of 3/31/2001)
Total Net Assets	$1,169,628,586

Number of Holdings	272

Beta	0.50

P/E Ratio	25.1x

Effective Maturity	9.1 years

Average Duration	5.4 years

Average Credit Quality	AA

PORTFOLIO COMPOSITION
(as a percentage of 3/31/2001 portfolio assets)

What was the investment environment like during the twelve months?

The period saw dramatic changes in the environment for both stock and bond investing, with conditions improving for fixed income investments while the environment for equities deteriorated.

At the start of the period, the U.S. Economy appeared to be continuing to grow rapidly. Fixed income investors were worried about a potential onset of inflation and investment grade bond prices tended to fall as interest rates rose. Equities still were at relatively high valuations, the domestic labor market was very tight and bond market investors were worried that an overheated global economy would create strains in the United States.

The U.S. Federal Reserve’s policy early in 2000 was to moderate economic growth by raising short-term interest rates. The Federal Reserve Board continued this policy through May 2000, when the first signs of economic weakness started appearing in the manufacturing sector. Some corporations started to report disappointing earnings. Questions about corporate profitability began spreading throughout the economy, and many businesses cut back on their investments, including spending on capital equipment.

While the slump in the stock market worsened, the environment for bond investing improved substantially, with interest rates falling and bond prices rising. This trend in the bond market continued through the end of the fiscal year on March 31, 2001. For example, the 10-year U.S. Treasury, which had peaked at 6.80% in January 2000, began the fiscal year at 6.00% and ended the twelve-month period at 4.92%. Treasuries, the highest quality sector in the bond market, substantially outperformed investment grade and high-yield corporate bonds, with the “spreads”—or differences between yields of bonds—widening during most of the period. In the face of slowing economic growth, investors were worried about the credit-worthiness of corporate debt.

In contrast, the equity market began the twelve-month period in a generally positive environment. However, the first cracks in optimism appeared shortly after the market’s high points in March 2000, when it became increasingly evident that demand for many technology products was declining. With the benefit of hindsight, it is now clear that the rate of change in demand for technology products peaked in early 2000 as corporations invested heavily to avert potential “Y2K” computer problems associated with calendar dates beginning the year 2000. As a result, in early 2000, there was little pent-up demand for technology products. Economic growth began to slow after a decade of expansion and stock market valuations began to decline.

After the stock market peaked and began to correct in March 2000, investors shifted their attention from stocks of growth companies to stocks of value companies, whose stock prices were selling at lower or more reasonable valuations. Investors believed value stocks offered less downside risk. This changing sentiment accelerated the correction in growth stocks, which continued through the remainder of the year 2000 and into 2001. Technology stocks, which had been priced for a perfect business environment, were the hardest hit in the correction.

What were your principal strategies in managing the fund’s fixed income portfolio, Gary?

As interest rates started to decline, we shifted to emphasize intermediate-term securities. Early in the period, we emphasized mortgage securities, but we became concerned about the prepayment risk of mortgage securities. We increased our emphasis on investment grade corporate securities which, after underperforming Treasuries and mortgage securities, appeared to be attractively valued. We believed that as the Federal Reserve Board lowered short-term rates to stimulate the economy, corporate securities should perform relatively well. We also raised the allocation of high-yielding securities from 2% of the fund’s total net assets to 3% because we believed that sector was extremely attractive.

Average credit quality remained a relatively high AA as of March 31, 2001. Average duration, as a measure of sensitivity to changes in interest rates, was 5.40 years. Longer duration portfolios tend to perform relatively well in a period of declining interest rates.

Top 5 Sectors Bonds

(as a percentage of 3/31/2001 net assets)
Collateralized Mortgage Obligations	9.1%

Financials	7.4%

Mortgage-Backed Securities	4.7%

U.S. Treasury Obligations	4.6%

Asset-Backed Securities	3.9%

Top 5 Bond Holdings

(as a percentage of 3/31/2001 net assets)
	Coupon	Maturity
U.S. Treasury Bonds	6.25%	5/15/30	2.5%

U.S. Treasury Bonds	7.88%	2/15/21	1.0%

FNMA	5.50%	2/15/06	1.0%

FNMA	5.50%	7/01/09	0.9%

Ford Motor Credit Co.	7.60%	8/01/05	0.9%

What is your outlook for the fixed income portfolio, Gary?

Economic growth remains sluggish, corporate earnings have been worrisome, and energy costs have increased significantly. As a result, corporations have been cutting their capital investments and consumers appear to be more cautious because of employment concerns and the higher energy costs.

In this environment, we expect the Federal Reserve Board to continue lowering short-term rates to re-invigorate growth in the economy. We intend to focus on quality securities, with our corporate allocations invested in the securities of stable companies that are resilient enough to withstand a deceleration in the economy.

What were your principal strategies in managing the fund’s equity portfolio, Tricia?

After maintaining a technology weighting equal to the general market indexes through the first quarter of 2000, we began to reduce the emphasis on technology as companies began to report disappointing earnings and as market concerns increased about the level of stock valuations.

We overweighted energy stocks throughout the fiscal year. Limited supply and strong demand led to higher energy prices. Natural gas prices, in particular, rose because of a nationwide supply shortage. The stocks of natural gas companies and energy services companies performed very well. Among the fund’s holdings were Apache Corp, a natural gas company, and Diamond Offshore.

During much of 2000, we emphasized sectors such as healthcare, especially in the pharmaceutical industry, where earnings were more predictable. Late in 2000, we pulled from our commitment to healthcare as the sector’s revenues and earnings appeared to slow. We then increased our emphasis on materials, including chemical and metal companies. These companies traditionally have been among the first to recover in the early stages of an economic cycle. We invested in companies such as Air Products, Dow Chemical and Alcoa. We also have invested in consumer discretionary stocks, including retailers such as Wal-Mart and Jones Apparel Group, and restaurant chains, such as Brinker’s.

Top 5 Sectors Equity

(as a percentage of 3/31/2001 net assets)
Financials	10.7%

Consumer Discretionary	7.6%

Information Technology	7.3%

Industrials	7.1%

Healthcare	5.6%

Top 10 Equity Holdings

(as a percentage of 3/31/2001 net assets)
General Electric Co.	2.3%

Exxon Mobil Corp.	1.8%

Pfizer, Inc.	1.4%

Microsoft Corp.	1.2%

Tyco International, Ltd.	1.1%

Kerr-McGee Corp.	1.1%

Citigroup, Inc.	1.0%

AOL Time Warner, Inc.	1.0%

PepsiCo., Inc.	0.9%

Verizon Communications	0.9%

What is your outlook for equities, Tricia?

We believe the stock market should enter a period in which annual returns are more likely to be close to those of long-term averages. We don’t expect a return to the extraordinarily high returns of the late 1990s. We believe the worst of the market’s corrections and extreme volatility is probably behind us. While some volatility may continue, we think it will present opportunities for investors to buy excellent companies at good prices.

We intend to stay with our core discipline of emphasizing high quality growth stocks selling at reasonable prices. We also will include a representation of more conservative stocks from sectors such as utilities, materials and consumer discretionary to help the fund weather any continued volatility. We also intend to retain some exposure to technology, although the sector probably will continue to be underweighted.

Our target allocation is 60% equities and 40% fixed income. During the past several months, we have allowed the equity portion of the fund’s portfolio to dip below 60%, which was helpful to performance. As the outlook for equities begins to improve, we expect that portion of the portfolio to rise again to the 60% level.

EVERGREEN
Foundation Fund
Fund at a Glance as of March 31, 2001

“We continue to believe the current business climate will allow successful companies to navigate through market difficulties and generate increased revenues and earnings growth, allowing positive returns for investors.”

CURRENT INVESTMENT STYLE[1]

Morningstar’s Style Box is based on a portfolio date as of 3/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I, the original class offered. These historical returns for Classes A, B and C have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns would have been lower. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor's affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares of an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 1/2/1990	Class A	Class B	Class C	Class I**
Class Inception Date	1/3/1995	1/3/1995	1/3/1995	1/2/1990

Average Annual Returns*

1 year with sales charge	-21.32%	-20.69%	-18.57%	n/a

1 year w/o sales charge	-16.51%	-17.14%	-17.15%	-16.32%

5 years	7.87%	8.04%	8.32%	9.42%

10 years	12.13%	12.26%	12.23%	12.96%

Maximum Sales Charge	5.75%	5.00%	2.00%	n/a
	Front End	CDSC	CDSC

30-day SEC Yield	1.49%	0.82%	0.82%	1.84%

12-month income
dividends per share	$0.30	$0.16	$0.16	$0.36

12-month capital gain
distributions per share	$3.04	$3.04	$3.04	$3.04

* Adjusted for maximum applicable sales charge unless noted.

** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Foundation Fund Class A shares2 , versus a similar investment in the Standard & Poor’s 500 Index (S&P 500), the Lehman Brothers Government/Credit Index (LBGCI) and the Consumer Price Index (CPI).

The S&P 500 and LBGCI are unmanaged market indexes which do not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

U.S. Government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations. Risks of international investing are magnified in emerging or developing markets.

All data is as of March 31, 2001 and subject to change.

EVERGREEN
Foundation Fund
Portfolio Manager Interview

How did the fund perform?

For the twelve-month period ended March 31, 2001, Evergreen Foundation Fund Class A shares returned –16.51%. Fund returns are before the deduction of any applicable sales charges. During the same period, the S&P 500 Index, a common benchmark for large company stock performance, returned –21.68%, while the Lehman Brothers Government/Credit Index returned 12.16%. The median return of balanced funds during the period was –8.17%, according to Lipper Inc., an independent monitor of mutual fund performance.

Portfolio Characteristics

(as of 3/31/2001)
Total Net Assets	$2,812,655,695

Number of Holdings	190

Beta	0.61

P/E Ratio	27.2x

Effective Maturity	8.9 years

Average Duration	6.4 years

Average Credit Quality	AA+

PORTFOLIO COMPOSITION
(as a percentage of 3/31/2001 portfolio assets)

What were the principal factors affecting performance?

The fund’s traditional emphasis on equities over fixed income securities held back performance during a twelve-month span in which the S&P 500 Index lost more than 21%. In fact, it was the first negative return by the S&P 500 during an April-through-March period in 12 years. The fund’s weighting in fixed income securities gradually grew from approximately 30% of net assets at the beginning of the period to about 45% on March 31, 2001, the result of both deliberate asset allocation decisions and the natural migration of weight to the better-performing asset class. This increase in exposure to fixed income securities somewhat helped limit the impact of negative return by stocks. As is our policy, we concentrated within the fixed income portfolio on very high quality corporate and mortgage securities and U.S. Treasuries.

Top 5 Sectors Bonds

(as a percentage of 3/31/2001 net assets)
U.S. Treasury Obligations	30.3%

Mortgage-Backed Securities	3.0%

U.S. Agency Obligations	2.5%

Consumer Discretionary	2.0%

Asset-Backed Securities	0.6%

Top 5 Bond Holdings

(as a percentage of 3/31/2001 net assets)

	Coupon	Maturity
U.S. Treasury Notes	5.25%	08/15/2003	4.5%

U.S. Treasury Bonds	7.25%	05/15/2016	3.6%

U.S. Treasury Notes	6.13%	08/15/2007	2.9%

U.S. Treasury Notes	5.88%	09/30/2002	2.7%

U.S. Treasury Bonds	8.13%	08/15/2019	2.3%

How would you describe the investment environment for stocks during the fiscal year, and how did that affect strategy?

The fiscal year began in April 2000, close to the end of a sustained period of strong economic growth. The rate of economic growth slowed markedly during the remainder of 2000 and into 2001. While bond prices tended to rise as interest rates declined, broad equity indices declined in the face of slowing economic growth and increasing concerns about corporate profitability.

Despite generally poor performance by equities, several sectors showed positive returns for the period. Utility stocks, for example, benefited from increasing growth from deregulation and an imbalance in supply and demand. Healthcare stocks also did well.

Pharmaceutical companies performed well as investors were attracted to companies with sustainable relative earnings growth. At the same time, healthcare providers, such as hospitals and HMOs, saw earnings grow as the premiums and prices that they charged grew faster than their costs.

Investments in technology, communications services and economically sensitive industries, such as basic materials and capital goods, detracted from fund returns. Technology, in particular, held back performance as two concurrent forces led to a rapid slowdown in investments in technology. First, decelerating corporate profits slowed business investments in technology infrastructure for enterprises. Second, excess telecommunications capacity led to deteriorating prices and aggressive competition among communications services providers. As marginal returns on telecommunications equipment spending fell, demand for equipment declined and the telecommunications equipment suppliers were hurt.

As the fiscal year progressed and the outlook for technology deteriorated, we reduced our overweighted position in technology. Our current technology positions tend to be focused on companies where we believe fundamental improvement should occur early in a cyclical upturn.

We also emphasized energy stocks early in the fiscal year, when rising commodity prices and improved cash flow led to strong performance. As the rate of improvement has slowed, we have de-emphasized companies with direct commodity exposure, although we continue to invest in energy service companies where earnings growth looks more sustainable.

Later in the year, we increased the fund’s exposure to financial services companies, emphasizing companies with fee-based services rather than lenders with credit risks. Our holdings include several property-and-casualty insurance companies, where premiums have risen faster than claims.

Top 5 Sectors Equity

(as a percentage of 3/31/2001 net assets)
Financials	10.5%

Healthcare	9.2%

Information Technology	7.4%

Consumer Discretionary	7.0%

Industrials	5.7%

Top 10 Equity Holdings

(as a percentage of 3/31/2001 net assets)
Nasdaq 100 Shares	2.1%

Wal-Mart Stores, Inc.	2.1%

Pfizer, Inc.	2.1%

General Electric Co.	1.7%

Exxon Mobil Corp.	1.7%

American International Group, Inc.	1.3%

Philip Morris Companies, Inc.	1.3%

AOL Time Warner, Inc.	1.2%

Fannie Mae	1.2%

Verizon Communications	0.9%

What is your investment outlook?

We remain hopeful that conditions in the stock market should improve, although it would be unrealistic to expect a duplication of the returns from equity investments of the late 1990s.

We anticipate a return to more normal market conditions. In an environment of low inflation and moderate economic growth, the Federal Reserve Board’s current policy to stimulate the economy by lowering short-term rates should support stock valuations. We continue to believe the current business climate will allow successful companies to navigate through market difficulties and generate increased revenues and earnings growth, allowing positive returns for investors.

EVERGREEN
Tax Strategic Foundation Fund
Fund at a Glance as of March 31, 2001

“In an environment of moderate economic growth and relatively low inflation, we believe the current effort of the Federal Reserve Board to stimulate growth by lowering short-term interest rates should be a positive force for the stock market.”

CURRENT INVESTMENT STYLE[1]

Morningstar’s Style Box is based on a portfolio date as of 3/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I, the original class offered. These historical returns for Classes A, B and C have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns would have been lower. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor's affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares of an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders. The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

All data is as of March 31, 2001 and subject to change.

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 11/2/1993	Class A	Class B	Class C	Class I***
Class Inception Date	1/17/1995	1/6/1995	3/3/1995	11/2/1993

Average Annual Returns*

1 year with sales charge	-14.89%	-14.72%	-12.08%	n/a

1 year w/o sales charge	-9.69%	-10.30%	-10.31%	-9.44%

5 years	6.10%	6.30%	6.59%	7.68%

Since Portfolio Inception	8.58%	8.81%	8.81%	9.72%

Maximum Sales Charge	5.75%	5.00%	2.00%	n/a
	Front End	CDSC	CDSC

30-day SEC Yield	1.97%	1.33%	1.33%	2.35%

Tax Equivalent Yield**	3.09%	2.09%	2.09%	3.69%

12-month income
dividends per share	$0.35	$0.23	$0.23	$0.40

*	Adjusted for maximum applicable sales charge unless noted.
**	Assumes a maximum 39.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.
***	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Tax Strategic Foundation Fund Class A shares2 , versus a similar investment in the Standard & Poor’s 500 Index (S&P 500), the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The S&P 500 and LBMBI are unmanaged market indexes which do not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

EVERGREEN
Tax Strategic Foundation Fund
Portfolio Manager Interview

How did the Fund perform?

For the twelve-month period ended March 31, 2001, Evergreen Tax Strategic Foundation Fund’s Class A shares returned –9.69%. Fund returns are before the deduction of any applicable sales charges. During the same period, the S&P 500 Index, a common benchmark for large company stock performance, returned –21.68%, while the Lehman Brothers Municipal Bond Index returned 10.92%. The median return of balanced funds during the period was –8.17%, according to Lipper, Inc., an independent monitor of mutual fund performance.

Evergreen Tax Strategic Foundation Fund follows a distinctive strategy among balanced funds. The equity portion of the portfolio typically is managed to minimize taxable gains, while the fixed income portion of the portfolio is composed primarily of municipal bonds, to limit the taxable income liability of shareholders.

Portfolio Characteristics

(as of 3/31/2001)
Total Net Assets	$245,332,644

Number of Holdings	180

Beta	0.44

P/E Ratio	28.5

Effective Maturity	8.7 years

Average Duration	6.8 years

Average Credit Quality	AAA

PORTFOLIO COMPOSITION
(as a percentage of 3/31/2001 portfolio assets)

How would you describe the investment environment for stocks during the fiscal year, and how did that affect the fund’s strategy?

The fiscal year began in April 2000 at the end of a sustained period of strong economic growth. This growth deteriorated markedly during the course of the ensuing fiscal year. We began the period with heavy emphasis on the stocks of companies in the technology, financial services, communications services and capital goods sectors. We lowered the allocation of technology in the face of slowing growth rates, reducing even some of the fund’s largest positions, such as Intel and Microsoft. The decision to lighten technology investments was a positive for performance, as we were able to limit the damage from that sector. However, the fund’s holdings in communications and capital goods detracted from performance. We have reduced the position in Global Crossing, a telecommunications services company that had been one of the fund’s largest positions, and eliminated SCI Systems, a major holding in the capital goods industry. SCI was hurt by slowing demand for computers and communications equipment.

The fund’s investments in the energy and healthcare sectors were positive contributors. In the energy sector, several large integrated oil companies recorded record profits on the basis of strong earnings and cash flow, benefiting from higher prices and strong demand for oil. Among the fund’s positive contributors in the energy sector were Exxon-Mobil, Royal Dutch Petroleum, Schlumberger and Diamond Offshore. In the healthcare sector, several large pharmaceutical companies made positive contributions to performance. They included American Home Products, Warner Lambert and Merck.

During the fiscal year, we repositioned the equity portion of the portfolio to align the fund more closely to our long-term strategy of investing primarily in the stocks of larger companies with consistent records of earnings growth over long periods of time. Changes that were made in the portfolio were done so within the context of the fund’s tax-efficient strategy and mindful of any capital gains tax implications. While the equity portfolio lagged the return of the S&P 500 during this period, we believe that the portfolio now is positioned consistently with our investment philosophy.

Top 5 Sectors Equity

(as a percentage of 3/31/2001 net assets)
Healthcare	8.5%

Information Technology	8.3%

Financials	7.4%

Consumer Discretionary	4.6%

Energy	3.4%

Top 10 Equity Holdings

(as a percentage of 3/31/2001 net assets)
International Business Machines Corp.	2.0%

Citigroup, Inc.	1.8%

Pfizer, Inc.	1.6%

American International Group, Inc.	1.4%

Wal-Mart Stores, Inc.	1.4%

Exxon Mobil Corp.	1.3%

Microsoft Corp.	1.1%

Merck & Co., Inc.	1.0%

General Electric Co.	1.0%

Intel Corp.	1.0%

How would you describe the investment environment for municipal bonds during the period, and how did that affect the fund’s strategy?

It was a very good year for municipal bonds, as investors anticipated that the Federal Reserve Board would begin lowering short-term interest rates to add liquidity in the economy. In anticipation of Fed action, rates on longer-maturity bonds fell during the period and bond prices rose. Adding to the favorable backdrop for municipal bonds, the heightened volatility in the equity market encouraged investors to sell stocks and buy bonds.

We maintained our long-term strategy of emphasizing income while minimizing price volatility. This led us to focus on maturities and sectors where we could find attractive income. Effective maturity of the bond portfolio was 8.70 years at the end of the fiscal year,while average duration was 6.80 years.

We continued to emphasize very high quality securities, while favoring sectors, such as high-grade housing bonds, where we could find a yield advantage without incurring credit risk. At the close of the fiscal year on March 31, 2001, 92% of the fixed income portfolio was invested in AAA rated securities and 8% in AA rated bonds.

Top 5 Sectors Bonds

(as a percentage of 3/31/2001 net assets)
General Obligation – Local	18.5%

Transportation	10.1%

Water & Sewer	6.1%

Hospital	5.3%

Education	5.0%

Top 5 Bond Holdings

(as a percentage of 3/31/2001 net assets)
	Coupon	Maturity
District of
Columbia GO	5.50%	6/1/2014	2.2%

New York, NY GO	5.35%	8/1/2013	2.2%

New York Dorm.
Auth. RB	5.75%	5/15/2013	2.2%

Alabama Docks
Dept. Facs. RRB	5.50%	10/1/2022	2.1%

New York, NY GO	5.25%	8/1/2016	2.1%

What is your outlook for municipal bonds?

We expect the municipal bond market to be relatively stable, with yields remaining within fairly limited ranges. With this outlook, we intend to continue to focus on income and price stability and we expect to emphasize the more defensive sectors of the market while keeping our focus on high quality securities.

What is your outlook for stocks?

We are increasingly optimistic about opportunities in equity investing, although it is probably unrealistic to think that stock market performance will return to the high levels of recent years. We believe the current business backdrop will enable successful companies to increase their revenues and earnings growth rates and provide positive returns to shareholders. In an environment of moderate economic growth and relatively low inflation, we believe the current effort of the Federal Reserve Board to stimulate growth by lowering short-term interest rates should be a positive force for the stock market.

EVERGREEN
Balanced Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,			Period Ended March 31, 1998 (a) #
	2001	2000	1999

CLASS A SHARES

Net asset value, beginning of period	$11.01	$11.28	$12.87	$12.36

Income from investment operations

Net investment income	0.27	0.28	0.37	0.08

Net realized and unrealized gain or loss on securities and foreign currency related transactions	(1.34)	1.18	0.48	0.81

Total from investment operations	(1.07)	1.46	0.85	0.89

Distributions to shareholders from

Net investment income	(0.26)	(0.28)	(0.41)	(0.12)

Net realized gains	(1.52)	(1.45)	(2.03)	(0.26)

Total distributions to shareholders	(1.78)	(1.73)	(2.44)	(0.38)

Net asset value, end of period	$ 8.16	$11.01	$11.28	$12.87

Total return*	(10.71%)	13.89%	7.52%	7.38%

Ratios and supplemental data

Net assets, end of period (millions)	$ 932	$1,264	$1,241	$1,277

Ratios to average net assets
Expenses‡	0.92%	0.91%	0.96%	0.99%†

Net investment income	2.73%	2.48%	2.97%	3.25%†

Portfolio turnover rate	143%	109%	102%	76%

	Year Ended March 31,			Period Ended March 31, 1998 (b) #	Year Ended June 30,
	2001	2000	1999		1997	1996

CLASS B SHARES

Net asset value, beginning of period	$11.02	$11.29	$12.88	$12.95	$11.33	$10.09

Income from investment operations

Net investment income	0.19	0.20	0.28	0.26	0.30	0.29

Net realized and unrealized gain or loss on securities and foreign currency related transactions	(1.34)	1.18	0.48	1.53	2.07	1.42

Total from investment operations	(1.15)	1.38	0.76	1.79	2.37	1.71

Distributions to shareholders from

Net investment income	(0.18)	(0.20)	(0.32)	(0.27)	(0.30)	(0.27)

Net realized gains	(1.52)	(1.45)	(2.03)	(1.59)	(0.45)	(0.20)

Total distributions to shareholders	(1.70)	(1.65)	(2.35)	(1.86)	(0.75)	(0.47)

Net asset value, end of period	$ 8.17	$11.02	$11.29	$12.88	$12.95	$11.33

Total return*	(11.40%)	13.06%	6.71%	14.89%	21.95%	17.35%

Ratios and supplemental data

Net assets, end of period (millions)	$ 216	$ 279	$ 434	$ 580	$1,625	$1,481

Ratios to average net assets
Expenses‡	1.67%	1.66%	1.71%	1.35%†	1.70%	1.72%

Net investment income	1.98%	1.73%	2.23%	2.66%†	2.50%	2.71%

Portfolio turnover rate	143%	109%	102%	76%	89%	96%

(a)	For the period from January 20, 1998 (commencement of class operations) to March 31, 1998.
(b)	For the nine months ended March 31, 1998. The Fund changed its fiscal year end from June 30 to March 31, effective March 31, 1998.
#	Net investment income is based on average shares outstanding during the period.
*	Excluding applicable sales charges.
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,			Period Ended March 31, 1998 # (a)
	2001	2000	1999

CLASS C SHARES

Net asset value, beginning of period	$11.03	$11.30	$12.88	$12.43

Income from investment operations

Net investment income	0.20	0.19	0.26	0.05

Net realized and unrealized gain or loss on securities and foreign currency related transactions	(1.35)	1.19	0.51	0.75

Total from investment operations	(1.15)	1.38	0.77	0.80

Distributions to shareholders from

Net investment income	(0.18)	(0.20)	(0.32)	(0.09)

Net realized gains	(1.52)	(1.45)	(2.03)	(0.26)

Total distributions to shareholders	(1.70)	(1.65)	(2.35)	(0.35)

Net asset value, end of period	$ 8.18	$11.03	$11.30	$12.88

Total return*	(11.39%)	13.06%	6.79%	6.58%

Ratios and supplemental data

Net assets, end of period (millions)	$ 7	$ 3	$ 2	$ 1

Ratios to average net assets
Expenses‡	1.68%	1.66%	1.71%	1.76%†

Net investment income	2.01%	1.73%	2.21%	2.41%†

Portfolio turnover rate	143%	109%	102%	76%

	Year Ended March 31,			Period Ended March 31, 1998 # (b)
	2001	2000	1999

CLASS I** SHARES

Net asset value, beginning of period	$11.00	$11.27	$12.86	$12.01

Income from investment operations

Net investment income	0.30	0.32	0.39	0.08

Net realized and unrealized gain or loss on securities and foreign currency related transactions	(1.34)	1.17	0.49	0.86

Total from investment operations	(1.04)	1.49	0.88	0.94

Distributions to shareholders from

Net investment income	(0.29)	(0.31)	(0.44)	(0.09)

Net realized gains	(1.52)	(1.45)	(2.03)	0

Total distributions to shareholders	(1.81)	(1.76)	(2.47)	(0.09)

Net asset value, end of period	$ 8.15	$11.00	$11.27	$12.86

Total return	(10.49%)	14.21%	7.79%	7.79%

Ratios and supplemental data

Net assets, end of period (millions)	$ 13	$ 20	$ 34	$ 39

Ratios to average net assets
Expenses‡	0.67%	0.66%	0.71%	0.75%†

Net investment income	2.98%	2.73%	3.22%	3.47%†

Portfolio turnover rate	143%	109%	102%	76%

(a)	For the period from January 22, 1998 (commencement of class operations) to March 31, 1998.
(b)	For the period from January 26, 1998 (commencement of class operations) to March 31, 1998.
#	Net investment income is based on average shares outstanding during the period.
*	Excluding applicable sales charges.
**	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Foundation Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,					Year Ended December 31, 1996
	2001	2000	1999	1998 #	1997 (a)

CLASS A SHARES

Net asset value, beginning of period	$23.41	$20.98	$20.44	$16.00	$16.13	$15.12

Income from investment operations

Net investment income	0.31	0.36	0.44	0.44	0.12	0.50

Net realized and unrealized gain or loss on securities and foreign currency related transactions	(3.74)	3.01	0.68	4.87	(0.13)	1.16

Total from investment operations	(3.43)	3.37	1.12	5.31	(0.01)	1.66

Distributions to shareholders from

Net investment income	(0.30)	(0.35)	(0.43)	(0.44)	(0.12)	(0.50)

Net realized gains	(3.04)	(0.59)	(0.15)	(0.43)	0	(0.15)

Total distributions to shareholders	(3.34)	(0.94)	(0.58)	(0.87)	(0.12)	(0.65)

Net asset value, end of period	$16.64	$23.41	$20.98	$20.44	$16.00	$16.13

Total return*	(16.51%)	16.38%	5.58%	33.88%	(0.20%)	11.30%

Ratios and supplemental data

Net assets, end of period (millions)	$ 498	$ 486	$ 380	$ 350	$ 220	$ 206

Ratios to average net assets
Expenses‡	1.26%	1.21%	1.26%	1.28%	1.25%†	1.24%

Net investment income	1.59%	1.62%	2.18%	2.39%	2.83%†	3.39%

Portfolio turnover rate	95%	83%	10%	9%	2%	10%

	Year Ended March 31,					Year Ended December 31, 1996
	2001	2000	1999	1998 #	1997 (a)

CLASS B SHARES

Net asset value, beginning of period	$23.29	$20.88	$20.34	$15.94	$16.07	$15.07

Income from investment operations

Net investment income	0.16	0.19	0.29	0.30	0.09	0.40

Net realized and unrealized gain or loss on securities and foreign currency related transactions	(3.71)	3.00	0.67	4.84	(0.13)	1.15

Total from investment operations	(3.55)	3.19	0.96	5.14	(0.04)	1.55

Distributions to shareholders from

Net investment income	(0.16)	(0.19)	(0.27)	(0.31)	(0.09)	(0.40)

Net realized gains	(3.04)	(0.59)	(0.15)	(0.43)	0.00	(0.15)

Total distributions to shareholders	(3.20)	(0.78)	(0.42)	(0.74)	(0.09)	(0.55)

Net asset value, end of period	$16.54	$23.29	$20.88	$20.34	$15.94	$16.07

Total return*	(17.14%)	15.48%	4.81%	32.81%	(0.30%)	10.50%

Ratios and supplemental data

Net assets, end of period (millions)	$1,234	$1,612	$1,432	$1,124	$ 606	$ 570

Ratios to average net assets
Expenses‡	2.01%	1.96%	2.01%	2.04%	2.00%†	1.99%

Net investment income	0.81%	0.88%	1.43%	1.63%	2.07%†	2.64%

Portfolio turnover rate	95%	83%	10%	9%	2%	10%

(a)	For the three months ended March 31, 1997. The Fund changed its fiscal year end from December 31 to March 31, effective March 31, 1997.
#	Net investment income is based on average shares outstanding during the period.
*	Excluding applicable sales charges.
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Foundation Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,					Year Ended December 31, 1996
	2001	2000	1999	1998 #	1997 (a)

CLASS C SHARES

Net asset value, beginning of period	$23.28	$20.87	$20.34	$15.94	$16.06	$15.07

Income from investment operations

Net investment income	0.18	0.19	0.29	0.30	0.09	0.40

Net realized and unrealized gain or loss on securities and foreign currency related transactions	(3.73)	3.00	0.66	4.84	(0.13)	1.14

Total from investment operations	(3.55)	3.19	0.95	5.14	(0.04)	1.54

Distributions to shareholders from

Net investment income	(0.16)	(0.19)	(0.27)	(0.31)	(0.08)	(0.40)

Net realized gains	(3.04)	(0.59)	(0.15)	(0.43)	0	(0.15)

Total distributions to shareholders	(3.20)	(0.78)	(0.42)	(0.74)	(0.08)	(0.55)

Net asset value, end of period	$16.53	$23.28	$20.87	$20.34	$15.94	$16.06

Total return*	(17.15%)	15.49%	4.76%	32.81%	(0.30%)	10.40%

Ratios and supplemental data

Net assets, end of period (millions)	$ 251	$ 76	$ 68	$ 50	$ 28	$ 27

Ratios to average net assets
Expenses	2.02%	1.96%	2.01%	2.04%	2.00%†	1.99%

Net investment income	0.90%	0.88%	1.43%	1.63%	2.07%†	2.64%

Portfolio turnover rate	95%	83%	10%	9%	2%	10%

	Year Ended March 31,					Year Ended December 31, 1996
	2001	2000	1999	1998 #	1997 (a)

CLASS I** SHARES

Net asset value, beginning of period	$23.42	$20.99	$20.45	$16.02	$16.14	$15.13

Income from investment operations

Net investment income	0.36	0.43	0.49	0.49	0.13	0.54

Net realized and unrealized gain or loss on securities and foreign currency related transactions	(3.74)	3.00	0.68	4.86	(0.13)	1.16

Total from investment operations	(3.38)	3.43	1.17	5.35	0.00	1.70

Distributions to shareholders from

Net investment income	(0.36)	(0.41)	(0.48)	(0.49)	(0.12)	(0.54)

Net realized gains	(3.04)	(0.59)	(0.15)	(0.43)	0.00	(0.15)

Total distributions to shareholders	(3.40)	(1.00)	(0.63)	(0.92)	(0.12)	(0.69)

Net asset value, end of period	$16.64	$23.42	$20.99	$20.45	$16.02	$16.14

Total return	(16.32%)	16.68%	5.84%	34.12%	0.00%	11.50%

Ratios and supplemental data

Net assets, end of period (millions)	$ 830	$1,176	$1,238	$1,117	$ 802	$ 809

Ratios to average net assets
Expenses	1.01%	0.96%	1.01%	1.03%	1.00%†	0.99%

Net investment income	1.81%	1.89%	2.43%	2.65%	3.07%†	3.64%

Portfolio turnover rate	95%	83%	10%	9%	2%	10%

(a)	For the three months ended March 31, 1997. The Fund changed its fiscal year end from December 31 to March 31, effective March 31, 1997.
#	Net investment income is based on average shares outstanding during the period.
*	Excluding applicable sales charges.
**	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Tax Strategic Foundation Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,					Year Ended December 31, 1996
	2001	2000	1999	1998	1997 (a)

CLASS A SHARES

Net asset value, beginning of period	$17.18	$16.17	$16.36	$13.57	$13.50	$12.20

Income from investment operations

Net investment income	0.35	0.36	0.34	0.31	0.07	0.27

Net realized and unrealized gain or loss on securities	(2.00)	1.00	(0.16)	2.96	0.06	1.59

Total from investment operations	(1.65)	1.36	0.18	3.27	0.13	1.86

Distributions to shareholders from

Net investment income	(0.35)	(0.35)	(0.34)	(0.30)	(0.06)	(0.28)

Net realized gains	0	0	(0.03)	(0.18)	0	(0.28)

Total distributions to shareholders	(0.35)	(0.35)	(0.37)	(0.48)	(0.06)	(0.56)

Net asset value, end of period	$15.18	$17.18	$16.17	$16.36	$13.57	$13.50

Total return*	(9.69%)	8.54%	1.19%	24.40%	1.00%	15.40%

Ratios and supplemental data

Net assets, end of period (millions)	$ 57	$ 78	$ 82	$ 70	$ 15	$ 11

Ratios to average net assets
Expenses‡	1.29%	1.30%	1.33%	1.42%	1.38%†	1.52%

Net investment income	2.10%	2.15%	2.18%	2.21%	2.30%†	2.39%

Portfolio turnover rate	31%	120%	64%	50%	29%	88%

	Year Ended March 31,					Year Ended December 31, 1996
	2001	2000	1999	1998	1997 (a)

CLASS B SHARES

Net asset value, beginning of period	$17.14	$16.14	$16.33	$13.56	$13.49	$12.19

Income from investment operations

Net investment income	0.23	0.23	0.22	0.21	0.05	0.19

Net realized and unrealized gain or loss on securities	(1.98)	1.00	(0.15)	2.94	0.06	1.59

Total from investment operations	(1.75)	1.23	0.07	3.15	0.11	1.78

Distributions to shareholders from

Net investment income	(0.23)	(0.23)	(0.23)	(0.20)	(0.04)	(0.20)

Net realized gains	0	0	(0.03)	(0.18)	0	(0.28)

Total distributions to shareholders	(0.23)	(0.23)	(0.26)	(0.38)	(0.04)	(0.48)

Net asset value, end of period	$15.16	$17.14	$16.14	$16.33	$13.56	$13.49

Total return*	(10.30%)	7.69%	0.41%	23.44%	0.08%	14.70%

Ratios and supplemental data

Net assets, end of period (millions)	$ 155	$ 209	$ 244	$ 185	$ 39	$ 28

Ratios to average net assets
Expenses‡	2.04%	2.05%	2.08%	2.18%	2.14%†	2.27%

Net investment income	1.35%	1.39%	1.42%	1.46%	1.55%†	1.64%

Portfolio turnover rate	31%	120%	64%	50%	29%	2%

(a)	For the three months ended March 31, 1997. The Fund changed its fiscal year end from December 31 to March 31, effective March 31, 1997.
*	Excluding applicable sales charges.
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Tax Strategic Foundation Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,					Year Ended December 31, 1996
	2001	2000	1999	1998	1997 (a)

CLASS C SHARES

Net asset value, beginning of period	$17.12	$16.11	$16.30	$13.53	$13.47	$12.19

Income from investment operations

Net investment income	0.23	0.23	0.22	0.21	0.06	0.18

Net realized and unrealized gain or loss on securities	(1.98)	1.01	(0.15)	2.94	0.05	1.58

Total from investment operations	(1.75)	1.24	0.07	3.15	0.11	1.76

Distributions to shareholders from

Net investment income	(0.23)	(0.23)	(0.23)	(0.20)	(0.05)	(0.20)

Net realized gains	0	0	(0.03)	(0.18)	0	(0.28)

Total distributions to shareholders	(0.23)	(0.23)	(0.26)	(0.38)	(0.05)	(0.48)

Net asset value, end of period	$15.14	$17.12	$16.11	$16.30	$13.53	$13.47

Total return*	(10.31%)	7.77%	0.41%	23.49%	0.08%	14.50%

Ratios and supplemental data

Net assets, end of period (millions)	$ 28	$ 37	$ 45	$ 28	$ 5	$ 4

Ratios to average net assets
Expenses‡	2.04%	2.05%	2.08%	2.18%	2.13%†	2.25%

Net investment income	1.35%	1.39%	1.42%	1.46%	1.55%†	1.64%

Portfolio turnover rate	31%	120%	64%	50%	29%	88%

	Year Ended March 31,					Year Ended December 31, 1996
	2001	2000 #	1999	1998	1997 (a)

CLASS I** SHARES

Net asset value, beginning of period	$17.22	$16.20	$16.39	$13.61	$13.54	$12.22

Income from investment operations

Net investment income	0.46	0.40	0.37	0.37	0.09	0.34

Net realized and unrealized gain or loss on securities	(2.06)	1.02	(0.15)	2.95	0.05	1.56

Total from investment operations	(1.60)	1.42	0.22	3.32	0.14	1.90

Distributions to shareholders from

Net investment income	(0.40)	(0.40)	(0.38)	(0.36)	(0.07)	(0.30)

Net realized gains	0	0	(0.03)	(0.18)	0	(0.28)

Total distributions to shareholders	(0.40)	(0.40)	(0.41)	(0.54)	(0.07)	(0.58)

Net asset value, end of period	$15.22	$17.22	$16.20	$16.39	$13.61	$13.54

Total return	(9.44%)	8.86%	1.38%	24.73%	1.00%	15.80%

Ratios and supplemental data

Net assets, end of period (millions)	$ 5	$ 8	$ 24	$ 20	$ 15	$ 15

Ratios to average net assets
Expenses‡	1.04%	1.04%	1.08%	1.15%	1.13%†	1.30%

Net investment income	2.35%	2.42%	2.42%	2.48%	2.54%†	2.63%

Portfolio turnover rate	31%	120%	64%	50%	29%	88%

(a)	For the three months ended March 31, 1997. The Fund changed its fiscal year end from December 31 to March 31, effective March 31, 1997.
#	Net investment income is based on average shares outstanding during the period.
*	Excluding applicable sales charges.
**	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Fund
Schedule of Investments
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

ASSET-BACKED SECURITIES – 3.9%
American Airlines, Inc., Ser. 1995, Class A, 8.39%, 01/02/2017	BBB	$ 5,000,000	$ 5,336,375
CNL Funding, LP, Ser. 1998-1, Class B1, 6.60%, 04/18/2011	NR	2,500,000	2,316,016
Contimortgage Home Equity Loan Trust:
Ser. 1997-4, Class A7, 6.63%, 09/15/2016	AAA	2,750,000	2,722,768
Ser. 1998-1, Class A6, 6.58%, 12/15/2018	AAA	4,000,000	4,086,025
Continental Airlines, Inc., Ser. 2000-2, Class B, 8.307%, 04/02/2018	AA-	5,000,000	5,356,875
CoreStates Home Equity Loan Trust, Ser. 1994-1, Class A, 6.65%, 05/15/2009	AAA	658,381	670,147
Delta Airlines, Inc., Ser. 2000-1, Class A-2, 7.57%, 11/18/2010	AAA	1,500,000	1,629,877
Delta Funding Home Equity Loan Trust, Ser. 1997-1, Class A5, 7.74%, 04/25/2029	AAA	5,000,000	5,167,861
First Alliance Mtge. Trust, Ser. 1998, Class 2F, 6.52%, 09/20/2029	AAA	4,011,261	4,035,251
Green Tree Financial Corp., Ser. 1997-3, Class A5, 7.14%, 07/15/2028	AAA	5,995,414	6,246,105
Merrill Lynch Mtge. Investors, Inc., Ser. 1992-D, Class B, 8.50%, 06/15/2017	NR	2,318,563	2,388,120
Mid State Trust, Ser. 6, Class A3, 7.54%, 07/01/2035	AA	1,385,657	1,409,098
Midwest Generation, LLC, Ser. B, 8.56%, 01/02/2016 144A	BBB-	1,750,000	1,694,009
PNC Student Loan Trust I, Ser. 1997-2, Class A7, 6.728%, 01/25/2007	AAA	290,000	303,742
Railcar Leasing LLC, Ser. 1, Class A2, 7.125%, 01/15/2013 144A	AAA	2,500,000	2,650,837
University Support Svcs., Inc., Ser. 1992-CD, Class D, 9.51%, 11/01/2007	NA	145,000	144,783

Total Asset-Backed Securities (cost $45,579,457)			46,157,889

COLLATERALIZED MORTGAGE OBLIGATIONS – 9.1%
Bear Stearns Comml. Mtge. Securities, Inc., Ser. 2000-WF1, Class A2, 7.78%, 02/15/2010	AAA	2,000,000	2,176,612
Carco Auto Loan Master Trust, Ser. 1997-1, Class A, 6.689%, 08/15/2004	AAA	2,202,598	2,202,598
Chase Comml. Mtge. Securities Corp., Ser. 1999-2, Class B, 7.343%, 11/15/2009	AA	4,500,000	4,747,307
Criimi Mae Comml. Mtge. Trust, Ser. 1998-C1, Class A2, 7.00%, 03/02/2011 144A	A	5,000,000	4,874,682
Criimi Mae Financial Corp., Ser. 1, Class A, 7.00%, 01/01/2033	AAA	5,138,014	5,188,070
CWMBS, Inc., Ser. 2000-A5, Class A3, 8.00%, 09/25/2030	AAA	5,505,952	5,616,539
DLJ Comml. Mtge. Corp.:
Ser. 1994-3, Class M, 6.50%, 04/25/2024	AA	6,060,739	5,997,435
Ser. 2000-CF1, Class A3, 7.92%, 05/10/2010	A	3,000,000	3,242,672
Ser. 2000-CKP1, Class A1B, 7.18%, 08/10/2010	Aaa	4,800,000	5,073,542
FFCA Secured Lending Corp., Ser. 1997-1, Class B1, 7.74%, 06/18/2013	NR	1,250,000	1,307,498
Financial Asset Securitization, Inc.:
Ser. 1997-NAM1, Class B2, 7.75%, 05/25/2027	NR	2,031,069	2,091,483
Ser. 1997-NAM1, Class FXA2, 7.75%, 04/25/2027	AAA	5,346,734	5,513,578
EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

COLLATERALIZED MORTGAGE OBLIGATIONS – continued
FNMA, Ser. 1997-M6, Class C, 6.85%, 05/17/2020	AAA	$ 4,350,000	$ 4,511,920
GE Capital Mtge. Svcs., Inc.:
Ser. 1994-27, Class A6, 6.50%, 07/25/2024	AAA	3,745,000	3,653,042
Ser. 1999-15, Class A5, 6.75%, 08/25/2029	AAA	5,000,000	5,047,775
GMAC Comml. Mtge. Securities, Inc., Ser. 2000-C2, Class C, 7.74%, 07/16/2010	A	5,000,000	5,339,391
Mellon Residential Funding Corp., Ser. 1999-TBC1, Class A3, 6.11%, 01/25/2029	AAA	7,452,828	7,474,765
Morgan Stanley Dean Witter & Co., Ser. 2001-TOP1, Class C, 7.00%, 02/15/2011	A	4,625,000	4,752,188
Nomura Depositor Trust, Ser. 1998-ST1, Class A1, 5.444%, 01/15/2003 144A	NA	5,283,407	5,283,856
Norwest Asset Securities Corp.:
Ser. 1998-22, Class B1, 6.25%, 09/25/2028	AA	1,796,661	1,721,659
Ser. 1998-22, Class B2, 6.25%, 09/25/2028	NR	1,872,371	1,775,130
PNC Mtge. Securities Corp.:
Ser. 1997-4, Class 2PP3, 7.25%, 07/25/2027	AAA	2,398,245	2,436,005
Ser. 1999-5, Class CB3, 6.89%, 07/25/2029	NR	2,132,063	2,001,372
Ser. 1999-8, Class CB3, 7.35%, 09/25/2029	NR	2,287,100	2,201,780
Residential Accredit Loans, Inc., Ser. 2000-QS2, Class A4, 7.75%, 02/25/2030	AAA	5,000,000	5,137,225
Residential Asset Securization Trust, Ser. 2000-A2, Class NB1, 8.00%, 04/25/2030	AAA	2,654,890	2,709,992
Residential Funding Mtge. Securities I, Inc., Ser. 1999-S2, Class M1, 6.50%, 01/25/2029	NR	4,040,016	3,883,405

Total Collateralized Mortgage Obligations (cost $102,794,017)			105,961,521

CORPORATE BONDS – 16.8%

CONSUMER DISCRETIONARY – 3.5%

Auto Components – 0.1%
Lear Corp., Ser. B, 8.11%, 05/15/2009	BB+	1,000,000	1,000,440

Automobiles – 1.0%
Daimler Chrysler North America, 7.25%, 01/18/2006 p	A-	5,000,000	5,126,750
Ford Motor Co., 8.90%, 01/15/2032	A	6,000,000	6,824,412

			11,951,162

Hotels, Restaurants & Leisure – 0.5%
Aztar Corp., 8.875%, 05/15/2007	B+	1,000,000	1,005,000
Mandalay Resort Group, Ser. B, 10.25%, 08/01/2007	BB-	700,000	724,500
MGM Mirage, Inc., 8.375%, 02/01/2011	BB+	1,000,000	1,010,000
Mohegan Tribal Gaming Authority, 8.75%, 01/01/2009	BB-	1,000,000	1,031,250
Prime Hospitality Corp., Ser. B, 9.75%, 04/01/2007	B+	1,000,000	1,015,000
Station Casinos, Inc., 9.875%, 07/01/2010	B+	1,000,000	1,045,000

			5,830,750

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

CORPORATE BONDS – continued

CONSUMER DISCRETIONARY – continued

Household Durables – 0.2%
K. Hovnanian Enterprises, Inc., 10.50%, 10/01/2007	BB-	$ 800,000	$ 824,000
Stanley Works, 7.375%, 12/15/2002	A	1,001,000	1,038,308

			1,862,308

Leisure Equipment & Products – 0.7%
CSC Holdings, Inc., Ser. B, 8.125%, 07/15/2009	BB+	3,000,000	3,055,359
Mattel, Inc., 6.125%, 07/15/2005 p	BBB	5,000,000	4,676,600

			7,731,959

Media – 1.0%
Charter Communications, 8.625%, 04/01/2009	B+	1,000,000	967,500
Comcast Cable Communications Corp., 6.75%, 01/30/2011	BBB	2,500,000	2,509,422
Echostar DBS Corp., 9.375%, 02/01/2009	B+	1,000,000	1,007,500
Hollinger International Publishing, Inc., 9.25%, 02/01/2006	BB-	1,000,000	1,035,000
Infinity Broadcasting, Inc., 8.875%, 06/15/2007	BBB+	1,000,000	1,072,500
Lamar Media Corp., 9.625%, 12/01/2006	B	1,000,000	1,047,500
Mediacom LLC, Ser. B, 8.50%, 04/15/2008	B+	700,000	661,500
TV Guide, Inc., Ser. B, 8.125%, 03/01/2009	BB-	750,000	737,813
Viacom, Inc., 7.70%, 07/30/2010	A-	1,675,000	1,824,599
Young Broadcasting, Inc., 10.00%, 03/01/2011 144A	B	700,000	682,500

			11,545,834

Multi-line Retail – 0.0%
Ames Department Stores, Inc., 10.00%, 04/15/2006	CCC-	350,000	78,750

Specialty Retail – 0.0%
Nordstrom, Inc., 6.95%, 03/15/2028	A-	750,000	620,123

CONSUMER STAPLES – 0.5%

Food & Drug Retailing – 0.2%
CVS Corp., 5.50%, 02/15/2004	A	3,000,000	3,009,036

Food Products – 0.2%
Archer Daniels Midland Co., 7.00%, 02/01/2031	A+	2,100,000	2,111,951

Household Products – 0.1%
Elizabeth Arden, Inc., 11.75%, 02/01/2011 144A	B+	700,000	738,500

ENERGY – 1.4%

Energy Equipment & Services – 0.2%
Oslo Seismic Svcs., Inc., 8.28%, 06/01/2011	BBB	2,258,461	2,407,495

Oil & Gas – 1.2%
Alberta Energy Co., Ltd., 7.65%, 09/15/2010	BBB+	2,500,000	2,700,645
Chesapeake Energy Corp., Ser. B, 9.625%, 05/01/2005	B+	700,000	766,500
Cross Timbers Oil Co., Ser. B, 9.25%, 04/01/2007	B+	1,000,000	1,055,000

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

CORPORATE BONDS – continued

ENERGY – continued

Oil & Gas – continued
Golden State Petroleum Transport Corp., 8.04%, 02/01/2019	Aa2	$ 7,600,000	$ 7,978,069
Nuevo Energy Co., Ser. B, 9.50%, 06/01/2008	B+	1,000,000	990,000
Ocean Energy, Inc., Ser. B, 8.375%, 07/01/2008	BB+	1,000,000	1,056,250

			14,546,464

FINANCIALS – 7.4%

Banks – 0.7%
GS Escrow Corp., 6.75%, 08/01/2001	BB+	5,500,000	5,487,636
International Bank for Reconstruction & Development, MTN, 7.95%, 05/15/2016	Aaa	640,000	754,522
Wells Fargo & Co., 7.25%, 08/24/2005	A+	2,500,000	2,656,812

			8,898,970

Diversified Financials – 4.8%
Barnett Capital I, 8.06%, 12/01/2026	A-	2,000,000	1,962,714
Citigroup, Inc., 6.75%, 12/01/2005	AA-	3,750,000	3,910,706
Comdisco, Inc., 6.00%, 01/30/2002	BBB	2,500,000	2,162,500
Commercial Credit Co., 10.00%, 05/15/2009	AA-	6,400,000	7,748,326
Dean Witter, Discover & Co., 6.75%, 10/15/2013	AA-	1,280,000	1,278,198
Ford Motor Credit Co., 7.60%, 08/01/2005	A	9,500,000	10,009,646
GE Capital Corp., MTN, Ser. A, 8.75%, 03/14/2003	AAA	1,300,000	1,391,735
General Motors Acceptance Corp., 7.25%, 03/02/2011 p	A	1,800,000	1,846,679
Goldman Sachs Group, Inc., 6.875%, 01/15/2011	A+	1,000,000	1,014,925
HSBC Capital Funding, LP, 9.547%, 12/31/2049 144A	NR	3,000,000	3,464,379
John Deere Capital Corp., 8.625%, 08/01/2019	A	3,925,000	4,183,944
Lehman Brothers Holding, Inc., 7.00%, 02/01/2008	A	5,000,000	5,093,075
Limestone Electron Trust, 8.625%, 03/15/2003 144A	BBB-	2,700,000	2,819,983
National Rural Utility Corp., 5.00%, 10/01/2002	AA	6,500,000	6,501,749
Regional Diversified Funding, Ltd., 9.25%, 03/15/2030 144A	A+	2,500,000	2,581,145

			55,969,704

Insurance – 1.6%
AMBAC Financial Group, Inc., 9.375%, 08/01/2011	AA	5,500,000	6,641,299
Nationwide CSN Trust, 9.875%, 02/15/2025 144A	A	3,500,000	3,577,480
Prudential Properties, 7.125%, 07/01/2007 144A	A+	6,200,000	6,251,733
Sun Life Canada Capital Trust, 8.526%, 05/29/2049 144A	A+	3,150,000	2,960,112

			19,430,624

Real Estate – 0.3%
EOP Operating, Ltd., 6.375%, 02/15/2003	BBB+	3,050,000	3,084,831

HEALTH CARE – 0.5%

Pharmaceuticals – 0.5%
Johnson & Johnson, 8.72%, 11/01/2024	AAA	5,000,000	5,717,780

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

CORPORATE BONDS – continued

INDUSTRIALS – 0.9%

Air Freight & Couriers – 0.1%
Fedex Corp., 6.875%, 02/15/2006 144A	BBB	$ 1,500,000	$ 1,527,523

Building Products – 0.1%
American Standard, Inc., 7.375%, 02/01/2008 p	BB+	1,000,000	997,500

Commercial Services & Supplies – 0.5%
Allied Waste, Inc., Ser. B, 10.00%, 08/01/2009	B+	1,000,000	1,025,000
USA Waste Service, Inc., 7.00%, 10/01/2004	BBB	4,000,000	4,061,028
Waste Management, Inc., 8.75%, 05/01/2018	BBB	1,126,000	1,136,927

			6,222,955

Machinery – 0.2%
Caterpillar, Inc., 9.375%, 07/15/2001	A+	2,000,000	2,023,968

INFORMATION TECHNOLOGY – 0.1%

IT Consulting & Services – 0.1%
Comdisco, Inc., 6.375%, 11/30/2001	BBB	1,000,000	950,000

MATERIALS – 0.5%

Chemicals – 0.2%
Lyondell Chemical Co., Ser. A, 9.625%, 05/01/2007	BB	1,000,000	1,030,000
Scotts Co., 8.625%, 01/15/2009	B+	1,000,000	1,020,000

			2,050,000

Containers & Packaging – 0.1%
Packaging Corp. of America, Ser. B, 9.625%, 04/01/2009	BB-	1,000,000	1,075,000
Stone Container Corp., 9.75%, 02/01/2011 144A	B	200,000	205,000

			1,280,000

Metals & Mining – 0.1%
P&L Coal Holdings Corp., Ser. B, 9.625%, 05/15/2008	B	1,000,000	1,055,000

Paper & Forest Products – 0.1%
Georgia Pacific Corp., 7.70%, 06/15/2015 p	BBB-	1,500,000	1,399,609

TELECOMMUNICATION SERVICES – 0.7%

Diversified Telecommunication Services – 0.4%
MCI Worldcom, Inc., 6.125%, 04/15/2002	BBB+	2,000,000	2,003,338
Metromedia Fiber Network, Inc., Ser. B, 10.00%, 11/15/2008	B+	700,000	584,500
Qwest Capital Funding, Inc., 7.90%, 08/15/2010 144A	BBB+	1,500,000	1,591,707
Williams Communications Group, Inc., 10.875%, 10/01/2009	B+	700,000	514,500

			4,694,045

Wireless Telecommunications Services – 0.3%
Crown Castle International Corp., 9.00%, 05/15/2011	B	1,000,000	980,000
Price Communications Wireless, Inc., 11.75%, 07/15/2007	B-	1,000,000	1,080,000

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

CORPORATE BONDS – continued

TELECOMMUNICATION SERVICES – continued

Wireless Telecommunications Services – continued
Voicestream Wireless Corp., 10.375%, 11/15/2009	B-	$ 1,050,000	$ 1,155,000

			3,215,000

UTILITIES – 1.3%

Electric Utilities – 1.1%
AES Corp., 8.50%, 11/01/2007	B+	1,000,000	992,500
Duke Energy Field Svcs., LLC, 7.875%, 08/16/2010	BBB	2,500,000	2,683,055
LSP Energy, LP, Ser. C, 7.164%, 01/15/2014	BBB-	3,500,000	3,603,632
Soyland Power Coop., Inc., 8.67%, 09/15/2018	Aaa	4,000,000	4,566,080
Union Electric Co., 8.00%, 12/15/2022 p	A+	838,000	859,409

			12,704,676

Gas Utilities – 0.2%
Southern Natural Gas Co., 7.35%, 02/15/2031	BBB+	2,500,000	2,469,305

Total Corporate Bonds (cost $194,651,607)			197,126,262

MORTGAGE-BACKED SECURITIES – 4.7%

FHLMC:
7.218%, 09/01/2028	AAA	4,283,108	4,448,100
8.007%, 03/01/2022	AAA	30,363	31,127
8.292%, 05/01/2026	AAA	796,004	835,096

FNMA:
5.50%, 02/15/2006-07/01/2009	AAA	21,954,556	22,046,089
6.324%, 03/01/2027	AAA	951,016	976,720
6.392%, 11/01/2039	AAA	8,181,942	8,313,800
7.25%, 05/15/2030	AAA	3,175,000	3,610,845
7.424%, 04/01/2028	AAA	2,811,569	2,887,037
7.50%, 10/01/2030	AAA	1,073,854	1,098,494
8.00%, 10/01/2029	AAA	2,169,332	2,241,625
8.193%, 12/01/2019	AAA	17,931	18,284
8.241%, 08/01/2027 p	AAA	1,315,368	1,349,081
8.265%, 08/01/2027	AAA	1,520,092	1,555,951
9.00%, 08/01/2014	AAA	4,059,928	4,311,240

GNMA:
8.50%, 05/15/2021-06/15/2022	AAA	544,031	566,466
9.00%, 10/15/2021	AAA	148,672	155,087
9.50%, 02/15/2021	AAA	96,681	101,124

Total Mortgage-Backed Securities (cost $52,778,556)			54,546,166

U.S. GOVERNMENT & AGENCY OBLIGATIONS – 0.3%
FHLMC, 6.375%, 11/15/2003 (cost $4,014,972)	AAA	3,900,000	4,058,980

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

U.S. TREASURY OBLIGATIONS – 4.6%
U.S. Treasury Bonds:
6.25%, 05/15/2030	AAA	$27,025,000	$ 29,689,503
7.875%, 02/15/2021	AAA	9,200,000	11,688,526
U.S. Treasury Notes:
6.00%, 09/30/2002	AAA	2,850,000	2,925,317
6.75%, 05/15/2005	AAA	4,750,000	5,135,843
U.S. Treasury STRIPS, 6.10%, 11/15/2021	AAA	12,850,000	3,905,732

Total U.S. Treasury Obligations (cost $53,048,326)			53,344,921

YANKEE OBLIGATIONS – CORPORATE – 3.0%

CONSUMER DISCRETIONARY – 0.1%

Media – 0.1%
Rogers Cablesystems, Ltd., 11.00%, 12/01/2015	BB-	1,050,000	1,176,000

ENERGY – 0.9%

Oil & Gas – 0.9%
British Gas International Finance Co., 0.00%, 11/04/2021¤	A	4,000,000	896,000
Gulf Canada Resources, Ltd., 7.125%, 01/15/2011	BBB-	1,800,000	1,832,162
YPF Sociedad Anonima, 7.25%, 03/15/2003	BBB-	8,000,000	7,940,000

			10,668,162

FINANCIALS – 0.0%

Diversified Financials – 0.0%
Tembec Finance Corp., 9.875%, 09/30/2005	BB+	350,000	364,000

MATERIALS – 0.2%

Paper & Forest Products – 0.2%
Domtar, Inc., 8.75%, 08/01/2006	BBB-	1,100,000	1,178,862
Tembec Industries, Inc., 8.625%, 06/30/2009	BB+	650,000	669,500

			1,848,362

TELECOMMUNICATION SERVICES – 1.4%

Diversified Telecommunication Services – 1.3%
British Telecommunications Plc, 8.125%, 12/15/2010	A	3,150,000	3,291,054
Deutsche Telekom International, 8.00%, 06/15/2010	A-	4,200,000	4,296,491
Koninklijke Kpn NV, 8.00%, 10/01/2010 144A	NA	2,500,000	2,401,018
Telecom de Puerto Rico, Inc., 6.65%, 05/15/2006	BBB	2,500,000	2,421,195
Telefonica Europe, 7.75%, 09/15/2010	A+	2,500,000	2,627,247

			15,037,005

Wireless Telecommunications Services – 0.1%
Rogers Cantel, Inc., 9.75%, 06/01/2016	BB+	1,000,000	1,082,500

UTILITIES – 0.4%

Electric Utilities – 0.4%
TXU Eastern Funding Co., 6.75%, 05/15/2009	BBB+	5,000,000	4,792,270

Total Yankee Obligations-Corporate (cost $34,733,478)			34,968,299

YANKEE OBLIGATIONS – GOVERNMENT – 0.5%
Quebec Province, Canada, 7.50%, 09/15/2029 (cost $5,003,500)	A+	5,000,000	5,551,100

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – 55.3%

CONSUMER DISCRETIONARY – 7.6%

Automobiles – 0.5%
General Motors Corp.	110,000	$ 5,703,500

Hotels, Restaurants & Leisure – 0.3%
Brinker International, Inc. *	135,000	3,767,850

Household Durables – 0.3%
Ethan Allen Interiors, Inc. p	95,000	3,209,100

Media – 3.3%
AOL Time Warner, Inc. *	280,000	11,242,000
Clear Channel Communications, Inc. *	130,000	7,078,500
Comcast Cable Communications Corp., Class A *	130,000	5,451,875
McGraw-Hill Companies, Inc.	152,000	9,066,800
Viacom, Inc., Class B *	135,000	5,935,950

		38,775,125

Multi-line Retail – 2.3%
Costco Wholesale Corp. *	125,000	4,906,250
Family Dollar Stores, Inc.	200,000	5,140,000
Target Corp.	175,000	6,314,000
Wal-Mart Stores, Inc.	200,000	10,100,000

		26,460,250

Specialty Retail – 0.2%
Barnes & Noble, Inc. *p	103,000	2,461,700

Textiles & Apparel – 0.7%
Jones Apparel Group, Inc. *p	220,000	8,316,000

CONSUMER STAPLES – 4.7%

Beverages – 2.0%
Adolph Coors Co.	70,000	4,580,800
Anheuser Busch Companies, Inc.	160,000	7,348,800
PepsiCo., Inc.	250,000	10,987,500

		22,917,100

Food & Drug Retailing – 1.2%
CVS Corp.	50,000	2,924,500
Safeway, Inc. *	195,000	10,754,250

		13,678,750

Household Products – 0.5%
Procter & Gamble Co.	95,000	5,947,000

Personal Products – 0.5%
Colgate-Palmolive Co.	105,000	5,802,300

Tobacco – 0.5%
Philip Morris Companies, Inc.	130,000	6,168,500

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued
ENERGY – 5.0%

Energy Equipment & Services – 1.3%
Cooper Cameron Corp. *	100,000	$ 5,400,000
Diamond Offshore Drilling, Inc. p	155,000	6,099,250
Santa Fe International Corp.	100,000	3,250,000

		14,749,250

Oil & Gas – 3.7%
Apache Corp.	75,000	4,320,750
Exxon Mobil Corp.	255,000	20,655,000
Kerr-McGee Corp.	189,000	12,266,100
Royal Dutch Petroleum Co.	115,000	6,375,600

		43,617,450

FINANCIALS – 10.7%

Banks – 3.3%
FleetBoston Financial Corp.	170,000	6,417,500
Mellon Financial Corp.	150,000	6,078,000
PNC Financial Services Group	60,000	4,065,000
Suntrust Banks, Inc.	75,000	4,860,000
U.S. Bancorp	300,000	6,960,000
Wachovia Corp.	65,000	3,916,250
Wells Fargo & Co.	120,000	5,936,400

		38,233,150

Diversified Financials – 5.1%
Citigroup, Inc.	249,966	11,243,471
Freddie Mac	160,000	10,372,800
Heller Financial, Inc., Class A	100,000	3,515,000
J.P. Morgan Chase & Co.	220,000	9,878,000
John Hancock Financial Services, Inc. p	145,000	5,575,250
Merrill Lynch & Co., Inc.	135,000	7,479,000
Morgan Stanley Dean Witter & Co.	80,000	4,280,000
Providian Financial Corp.	160,000	7,848,000

		60,191,521

Insurance – 2.3%
Ace, Ltd.	200,000	7,352,000
AMBAC Financial Group, Inc.	60,000	3,805,800
Chubb Corp.	100,000	7,244,000
XL Capital, Ltd., Class A	117,000	8,900,190

		27,301,990

HEALTH CARE – 5.6%

Biotechnology – 0.7%
Amgen, Inc. *	95,000	5,717,813
Genetech, Inc. *	45,000	2,272,500

		7,990,313

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

HEALTH CARE – continued

Health Care Equipment & Supplies – 0.3%
Medtronic, Inc.	80,000	$ 3,659,200

Health Care Providers & Services – 0.4%
Tenet Healthcare Corp.	115,000	5,060,000

Pharmaceuticals – 4.2%
Allergan, Inc.	50,000	3,707,500
American Home Products Corp.	110,000	6,462,500
Bristol-Myers Squibb Co.	115,000	6,831,000
Johnson & Johnson	97,500	8,528,325
Merck & Co., Inc.	57,500	4,364,250
Pfizer, Inc.	390,000	15,970,500
Schering-Plough Corp.	90,000	3,287,700

		49,151,775

INDUSTRIALS – 7.1%

Aerospace & Defense – 0.6%
United Technologies Corp.	90,000	6,597,000

Building Products – 0.5%
Masco Corp.	220,000	5,310,800

Commercial Services & Supplies – 2.0%
Concord EFS, Inc. *	95,000	3,841,562
First Data Corp.	95,000	5,672,450
Republic Services, Inc., Class A *p	550,000	10,312,500
SunGard Data Systems, Inc. *	75,000	3,692,250

		23,518,762

Industrial Conglomerates – 3.8%
General Electric Co.	645,000	26,999,700
Minnesota Mining & Manufacturing Co.	40,000	4,156,000
Tyco International, Ltd.	312,000	13,487,760

		44,643,460

Road & Rail – 0.2%
Burlington Northern Santa Fe Corp.	80,000	2,430,400

INFORMATION TECHNOLOGY – 7.3%

Communications Equipment – 0.5%
Cisco Systems, Inc. *	215,000	3,399,687
Nokia Corp., ADR	130,000	3,120,000

		6,519,687

Computers & Peripherals – 1.9%
Compaq Computer Corp.	265,000	4,823,000
Hewlett-Packard Co.	150,000	4,690,500
International Business Machines Corp.	85,000	8,175,300
Lexmark International Group, Inc., Class A *	100,000	4,552,000

		22,240,800

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

INFORMATION TECHNOLOGY – continued

IT Consulting & Services – 0.4%
Affiliated Computer Services, Inc., Class A *p	75,000	$ 4,867,500

Semiconductor Equipment & Products – 2.7%
Applied Materials, Inc. *	150,000	6,525,000
Intel Corp.	160,000	4,210,000
Microchip Technology, Inc. *	270,000	6,834,375
Micron Technology, Inc. *	70,000	2,907,100
Teradyne, Inc. *	140,000	4,620,000
Texas Instruments, Inc.	115,000	3,562,700
Xilinx, Inc. *	75,000	2,634,375

		31,293,550

Software – 1.8%
Computer Associates International, Inc.	200,000	5,440,000
Microsoft Corp. *	265,000	14,492,187
Parametric Technology Corp. *	75,000	679,688

		20,611,875

MATERIALS – 2.7%

Chemicals – 2.0%
Air Products & Chemicals, Inc.	195,000	7,488,000
Dow Chemical Co.	145,000	4,577,650
Ecolab, Inc. p	195,000	8,271,900
PPG Industries, Inc.	60,000	2,765,400

		23,102,950

Metals & Mining – 0.3%
Alcoa, Inc.	110,000	3,954,500

Paper & Forest Products – 0.4%
Georgia-Pacific Corp. p	150,000	4,410,000

TELECOMMUNICATION SERVICES – 2.6%

Diversified Telecommunication Services – 2.6%
AT&T Corp., Liberty Media Group, Class A *	275,000	3,850,000
SBC Communications, Inc.	200,000	8,926,000
Verizon Communications	220,000	10,846,000
Worldcom, Inc. *	350,000	6,540,625

		30,162,625

UTILITIES – 2.0%

Electric Utilities – 1.2%
Dominion Resources, Inc.	125,000	8,058,750
Duke Energy Corp.	135,000	5,769,900

		13,828,650

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

UTILITIES – continued

Gas Utilities – 0.8%
El Paso Corp.	125,000	$ 8,162,500
Enron Corp.	30,000	1,743,000

		9,905,500

Total Common Stocks (cost $619,736,696)		646,559,883

UNIT INVESTMENT TRUST – 0.3%
Nasdaq 100 Shares (cost $3,537,904) *	80,000	3,132,000

SHORT-TERM INVESTMENTS – 3.2%

MUTUAL FUND SHARES – 3.2%

Evergreen Select Money Market Fund ø	5,116,314	5,116,314
Navigator Prime Portfolio pp	32,707,618	32,707,618

Total Short-Term Investments (cost $37,823,932)		37,823,932

Total Investments – (cost $1,153,702,445) – 101.7%		1,189,230,953
Other Assets and Liabilities – (1.7%)		(19,602,367)

Net Assets – 100.0%		$1,169,628,586

See Combined Notes to Schedules of Investments.

EVERGREEN
Foundation Fund
Schedule of Investments
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

ASSET-BACKED SECURITIES – 0.6%

American Express Credit Account Master Trust, Ser. 1999-2, Class A, 5.95%, 12/15/2006	AAA	$ 1,300,000	$ 1,330,916
Capital One Master Trust, Ser. 1998-4, Class A, 5.43%, 01/15/2007	AAA	2,900,000	2,932,230
Continental Airlines Trust, Ser. 1997-1, Class A, 7.46%, 04/01/2015	AA+	1,638,905	1,713,155
Discover Card Master Trust I, Ser. 1996-3, Class A, 6.05%, 08/18/2008	AAA	2,025,000	2,065,635
EQCC Home Equity Loan Trust, Ser. 1998-2, Class A6F, 6.16%, 04/15/2008	AAA	770,000	780,621
GE Capital Mtge. Svcs., Inc., Ser. 1999-HE3, Class A3, 7.11%, 07/25/2014	Aaa	1,300,000	1,330,933
HFC Home Equity Loan Trust, Ser. 1999-1, Class A2, 6.95%, 10/20/2023	Aaa	1,100,000	1,120,448
Key Auto Finance Trust, Ser. 1999-1, Class A4, 5.83%, 01/15/2007	AAA	2,680,000	2,722,320
Northwest Airlines Corp., Ser. 1999-2, Class B, 7.95%, 03/01/2015	A	1,669,258	1,719,143
WFS Financial Owner Trust, Ser. 1999-C, Class A2, 6.92%, 01/20/2004	AAA	1,750,000	1,782,650

Total Asset-Backed Securities (cost $17,095,646)			17,498,051

CORPORATE BONDS – 2.3%

CONSUMER DISCRETIONARY – 2.0%

Automobiles – 0.9%
Daimler Chrysler AG, 6.90%, 09/01/2004	A-	25,000,000	25,387,725

Media – 0.1%
Times Mirror Co., 7.45%, 10/15/2009	A	1,750,000	1,837,082

Multi-line Retail – 1.0%
Wal-Mart Stores, Inc., 6.875%, 08/10/2009	AA	26,785,000	28,386,529

CONSUMER STAPLES – 0.0%

Food Products – 0.0%
SmithKline Beecham Corp., 6.625%, 10/01/2001	AA-	330,000	332,852

ENERGY – 0.0%
Oil & Gas – 0.0%
Conoco, Inc., 6.35%, 04/15/2009	A-	1,800,000	1,829,444

FINANCIALS – 0.2%

Diversified Financials – 0.2%
GE Capital Corp.:
6.29%, 12/15/2007	AAA	300,000	303,367
7.25%, 02/01/2005	AAA	4,500,000	4,805,743

			5,109,110

EVERGREEN
Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

CORPORATE BONDS – continued

UTILITIES – 0.1%

Electric Utilities – 0.1%
Duke Energy Corp., Ser. A, 6.00%, 12/01/2028	A+	$ 1,000,000	$ 853,487
Georgia Power Co., 5.50%, 12/01/2005	A	1,500,000	1,475,895
Pacific Gas & Electric Co., MTN, 5.93%, 10/08/2003	CC	250,000	182,500

			2,511,882

Total Corporate Bonds (cost $63,097,155)			65,394,624

MORTGAGE-BACKED SECURITIES – 3.0%
FHLMC, 8.50%, 09/01/2020	AAA	3,838,964	4,050,933
FNMA:
6.00%, 08/01/2006	AAA	5,807,906	5,886,909
6.50%, 11/01/2014	AAA	5,130,002	5,200,112
7.00%, 08/01/2029	AAA	10,271,477	10,404,154
7.50%, 09/01/2029	AAA	11,689,783	11,961,891
8.00%, 10/01/2014-11/01/2014	AAA	4,097,063	4,265,204
8.50%, 04/01/2025-04/01/2030	AAA	12,111,567	12,691,171
GNMA:
6.50%, 04/15/2029	AAA	7,283,393	7,289,986
7.00%, 04/15/2024	AAA	13,966,981	14,248,407
7.50%, 05/15/2029-12/15/2029	AAA	5,450,208	5,592,989
8.00%, 04/15/2030	AAA	2,554,887	2,641,174

Total Mortgage-Backed Securities (cost $81,806,637)			84,232,930

U.S. GOVERNMENT & AGENCY OBLIGATIONS – 2.5%
FHLMC, 7.00%, 03/15/2010	Aaa	10,800,000	11,760,174
FNMA:
5.125%, 02/13/2004	AAA	53,946,000	54,584,181
6.625%, 09/15/2009	AAA	3,500,000	3,715,821

Total U.S. Government & Agency Obligations (cost $65,790,187)			70,060,176

U.S. TREASURY OBLIGATIONS – 30.6%
U.S. Treasury Bonds:
5.25%, 11/15/2028-02/15/2029	AAA	7,300,000	6,924,085
6.00%, 02/15/2026	AAA	38,000,000	39,854,818
6.125%, 08/15/2029	AAA	450,000	483,470
6.25%, 08/15/2023	AAA	40,000,000	43,133,800
6.50%, 11/15/2026	AAA	4,150,000	4,635,986
7.125%, 02/15/2023	AAA	25,000,000	29,694,025
7.25%, 05/15/2016	AAA	85,769,000	101,178,430
8.00%, 11/15/2021	AAA	10,000,000	12,900,000
8.125%, 08/15/2019-05/15/2021	AAA	75,000,000	97,085,625
8.50%, 02/15/2020	AAA	10,000,000	13,381,220
9.00%, 11/15/2018	AAA	1,000,000	1,384,532
9.25%, 02/15/2016	AAA	2,610,000	3,605,624

EVERGREEN
Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

U.S. TREASURY OBLIGATIONS – continued
U.S. Treasury Notes:
5.25%, 08/15/2003	AAA	$125,000,000	$ 127,727,750
5.50%, 05/15/2009	AAA	25,000,000	25,895,875
5.625%-7.875%, 11/15/2004-05/15/2008 pp	AAA	6,521,560	6,521,560
5.875%, 09/30/2002-11/15/2005	AAA	127,000,000	131,579,406
6.125%, 08/15/2007	AAA	75,000,000	80,326,200
6.50%, 02/15/2010	AAA	50,000,000	55,268,150
6.625%, 05/15/2007	AAA	25,000,000	27,411,400
6.875%, 05/15/2006	AAA	44,500,000	48,974,519

Total U.S. Treasury Obligations (cost $791,809,278)			857,966,475

YANKEE OBLIGATIONS – GOVERNMENT – 0.1%
Ontario Province, Canada, 7.75%, 06/04/2002	AA	1,500,000	1,551,150
Quebec Province, Canada, 5.75%, 02/15/2009	A+	2,500,000	2,459,678

Total Yankee Obligations – Government (cost $3,858,383)			4,010,828

	Shares	Value

COMMON STOCKS – 54.4%

CONSUMER DISCRETIONARY – 7.0%

Automobiles – 0.4%
Ford Motor Co.	442,900	$ 12,454,348

Media – 2.2%
AOL Time Warner, Inc. *	838,070	33,648,511
Comcast Cable Communications Corp., Class A *	429,500	18,012,156
Viacom, Inc., Class B *	258,099	11,348,613

		63,009,280

Multi-line Retail – 3.4%
Federated Department Stores, Inc. * p	148,400	6,166,020
Kohl’s Corp. *	120,600	7,439,814
May Department Stores Co.	173,000	6,138,040
Target Corp.	416,400	15,023,712
Wal-Mart Stores, Inc.	1,174,440	59,309,220

		94,076,806

Specialty Retail – 1.0%
Home Depot, Inc.	311,700	13,434,270
Lowes Companies, Inc.	109,200	6,382,740
RadioShack Corp.	194,400	7,132,536

		26,949,546

CONSUMER STAPLES – 4.9%

Beverages – 1.5%
Anheuser Busch Companies, Inc.	383,200	17,600,376
PepsiCo., Inc.	549,340	24,143,493

		41,743,869

EVERGREEN
Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

CONSUMER STAPLES – continued

Food & Drug Retailing – 0.4%
Kroger Co. *	431,700	$ 11,133,543

Food Products – 0.6%
Hershey Foods Corp.	139,100	9,642,412
Quaker Oats Co.	70,000	6,860,000

		16,502,412

Household Products – 0.3%
Procter & Gamble Co.	139,900	8,757,740

Personal Products – 0.9%
Colgate-Palmolive Co.	169,300	9,355,518
Kimberly-Clark Corp.	220,000	14,922,600

		24,278,118

Tobacco – 1.2%
Philip Morris Companies, Inc.	742,700	35,241,115

ENERGY – 4.2%

Energy Equipment & Services – 2.0%
Baker Hughes, Inc.	312,230	11,337,071
BJ Services Co. *	100,500	7,155,600
Cooper Cameron Corp. *	129,200	6,976,800
Diamond Offshore Drilling, Inc. p	157,200	6,185,820
ENSCO International, Inc.	180,500	6,317,500
Global Marine, Inc. *p	128,100	3,279,360
Halliburton Co.	327,000	12,017,250
Noble Drilling Corp. *	79,000	3,646,640

		56,916,041

Oil & Gas – 2.2%
Chevron Corp.	105,200	9,236,560
Exxon Mobil Corp.	575,626	46,625,706
Texaco, Inc.	91,200	6,055,680

		61,917,946

FINANCIALS – 10.5%

Banks – 3.4%
Bank of America Corp.	212,800	11,650,800
Bank One Corp.	191,700	6,935,706
FleetBoston Financial Corp.	424,100	16,009,775
KeyCorp	297,900	7,685,820
Old Kent Financial Corp.	198,900	7,558,200
PNC Financial Services Group	163,500	11,077,125
Suntrust Banks, Inc. p	110,300	7,147,440
Washington Mutual, Inc.	226,780	12,416,205

EVERGREEN
Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

FINANCIALS – continued

Banks – continued
Wells Fargo & Co.	295,395	$ 14,613,190

		95,094,261

Diversified Financials – 4.6%
Capital One Financial Corp.	147,000	8,158,500
CIT Group, Inc., Class A	229,500	6,627,960
Citigroup, Inc.	377,358	16,973,563
Countrywide Credit Industries, Inc.	156,000	7,698,600
Fannie Mae	422,200	33,607,120
Freddie Mac	368,300	23,876,889
J.P. Morgan Chase & Co.	144,800	6,501,520
Lehman Brothers Holdings, Inc.	48,700	3,053,490
Merrill Lynch & Co., Inc.	126,800	7,024,720
Morgan Stanley Dean Witter & Co.	113,700	6,082,950
USA Education, Inc.	148,100	10,759,465

		130,364,777

Insurance – 2.5%
Allstate Corp.	282,900	11,864,826
American International Group, Inc.	454,368	36,576,624
Chubb Corp.	136,800	9,909,792
CIGNA Corp.	97,900	10,510,544

		68,861,786

HEALTH CARE – 9.2%

Biotechnology – 0.8%
Amgen, Inc. *	196,900	11,850,919
Genetech, Inc. *	187,000	9,443,500

		21,294,419

Health Care Equipment & Supplies – 1.4%
Alza Corp. *	270,000	10,935,000
Becton Dickinson & Co.	222,400	7,855,168
Biomet, Inc.	148,100	5,833,752
Medtronic, Inc.	215,100	9,838,674
Saint Jude Medical, Inc. *	113,500	6,111,975

		40,574,569

Health Care Providers & Services – 0.8%
AmeriSource Health Corp., Class A *	93,500	4,586,175
Bergen Brunswig Corp., Class A	162,600	2,699,160
HCA-The Healthcare Corp.	185,500	7,470,085
Tenet Healthcare Corp.	141,170	6,211,480

		20,966,900

EVERGREEN
Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

HEALTH CARE – continued

Pharmaceuticals – 6.2%
Abbott Laboratories	186,000	$ 8,777,340
American Home Products Corp.	226,050	13,280,437
Eli Lilly & Co.	293,500	22,499,710
Johnson & Johnson	232,605	20,345,959
Pfizer, Inc.	1,419,125	58,113,169
Pharmacia Corp.	424,067	21,360,255
Schering-Plough Corp.	626,600	22,889,698
Watson Pharmaceuticals, Inc. *	140,000	7,364,000

		174,630,568

INDUSTRIALS – 5.7%

Aerospace & Defense – 0.8%
Lockheed Martin Corp.	159,100	5,671,915
United Technologies Corp.	217,030	15,908,299

		21,580,214

Commercial Services & Supplies – 0.8%
Electronic Data Systems Corp.	271,700	15,177,162
First Data Corp.	114,400	6,830,824

		22,007,986

Electrical Equipment – 0.3%
Emerson Electric Co.	137,000	8,494,000

Industrial Conglomerates – 3.1%
Danaher Corp.p	114,800	6,263,488
General Electric Co.	1,118,400	46,816,224
Honeywell International, Inc.	225,700	9,208,560
Minnesota Mining & Manufacturing Co.	126,900	13,184,910
Tyco International, Ltd.	305,200	13,193,796

		88,666,978

Machinery – 0.7%
Caterpillar, Inc.	147,100	6,528,298
Illinois Tool Works, Inc.	113,800	6,468,392
Ingersoll Rand Co.	194,500	7,723,595

		20,720,285

INFORMATION TECHNOLOGY – 7.4%

Communications Equipment – 1.2%
Brocade Communications Systems, Inc. *	222,300	4,643,847
Cisco Systems, Inc. *	421,900	6,671,294
Motorola, Inc.	656,000	9,354,560
QUALCOMM, Inc. *	216,500	12,259,312

		32,929,013

EVERGREEN
Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

INFORMATION TECHNOLOGY – continued

Computers & Peripherals – 1.9%
Dell Computer Corp. *	483,300	$ 12,414,769
EMC Corp.	702,200	20,644,680
International Business Machines Corp.	139,000	13,369,020
Sun Microsystems, Inc. *	185,600	2,852,672
Symbol Technologies, Inc.	108,900	3,800,610

		53,081,751

Semiconductor Equipment & Products – 2.8%
Advanced Micro Devices, Inc. *	598,200	15,876,228
Altera Corp. *	325,600	6,980,050
Applied Materials, Inc. *	301,900	13,132,650
Intel Corp.	748,200	19,687,013
Micron Technology, Inc. *	148,600	6,171,358
Novellus Systems, Inc. *p	209,300	8,489,731
Texas Instruments, Inc.	303,900	9,414,822

		79,751,852

Software – 1.5%
BMC Software, Inc. *p	240,400	5,168,600
Computer Associates International, Inc.	285,400	7,762,880
Microsoft Corp. *	447,700	24,483,594
Veritas Software Corp. *p	126,200	5,835,488

		43,250,562

MATERIALS – 0.7%

Chemicals – 0.3%
E.I. DuPont De Nemours & Co.	194,400	7,912,080

Metals & Mining – 0.4%
Alcoa, Inc.	290,100	10,429,095

TELECOMMUNICATION SERVICES – 2.5%

Diversified Telecommunication Services – 2.2%
AT&T Corp.	1,029,800	21,934,740
Qwest Communications International, Inc. *	419,892	14,717,215
Verizon Communications	528,618	26,060,867

		62,712,822

Wireless Telecommunications Services – 0.3%
Sprint Corp. (PCS Group), Ser. 1 *p	408,600	7,763,400

UTILITIES — 2.3%

Electric Utilities – 1.6%
American Electric Power Co., Inc.	192,100	9,028,700
Dominion Resources, Inc.	114,200	7,362,474
Duke Energy Corp.	163,000	6,966,620

EVERGREEN
Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

UTILITIES – continued

Electric Utilities – continued
Dynegy, Inc., Class A	140,300	$ 7,156,703
Southern Co.	409,300	14,362,337

		44,876,834

Gas Utilities – 0.7%
El Paso Corp.	183,577	11,987,578
Enron Corp.	128,200	7,448,420

		19,435,998

Total Common Stocks (cost $1,486,696,352)		1,528,380,914

UNIT INVESTMENT TRUST – 2.1%
Nasdaq 100 Shares (cost $65,440,541) *	1,529,300	59,872,095

SHORT-TERM INVESTMENTS – 4.5%

MUTUAL FUND SHARES – 4.5%
Evergreen Select Money Market Fund ø	107,394,804	107,394,804
Navigator Prime Portfolio pp	20,370,549	20,370,549

Total Short-Term Investments (cost $127,765,353)		127,765,353

Total Investments – (cost $2,703,359,532) – 100.1%		2,815,181,446
Other Assets and Liabilities – (0.1%)		(2,525,751)

Net Assets – 100.0%		$ 2,812,655,695

See Combined Notes to Schedules of Investments.

EVERGREEN
Tax Strategic Foundation Fund
Schedule of Investments
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

MUNICIPAL OBLIGATIONS – 57.2%

EDUCATION – 5.0%
Florida Board of Ed. Lottery RB, Ser. A, 5.75%, 07/01/2011, (Insd. by FGIC)	AAA	$4,015,000	$ 4,518,401
Massachusetts Hlth. & Edl. Facs. Auth. RB, Univ. of MA Proj., Ser. A, 5.75%, 10/01/2019, (Insd. by FGIC)	AAA	1,000,000	1,070,830
New York Dorm. Auth. RB, 5.75%, 05/15/2013, (Insd. by FGIC)	AAA	4,755,000	5,276,243
North Carolina Edl. Facs. Fin. Auth. RB, Gaston Day School, 3.55%, 07/01/2020	NR	1,500,000	1,500,000

			12,365,474

GENERAL OBLIGATION – LOCAL – 18.5%
Cambria Cnty., PA GO, 5.50%, 08/15/2016, (Insd. by FGIC)	AAA	2,375,000	2,491,731
Chicago, IL Capital Impt. RB, City Colleges Capital Impt., 6.00%, 01/01/2011, (Insd. by FGIC)	AAA	3,000,000	3,370,500
Clark Cnty., WA GO, Sch. Dist. 117:
5.50%, 12/01/2016, (Insd. by FSA)	AAA	3,500,000	3,669,295
5.50%, 12/01/2017, (Insd. by FSA)	AAA	2,000,000	2,086,660
Cranston, RI GO, 5.50%, 07/15/2015, (Insd. by MBIA)	AAA	3,025,000	3,195,943
District of Columbia GO, Refunding, Ser. B, 5.50%, 06/01/2014, (Insd. by FSA)	AAA	5,000,000	5,318,050
Du Page Cnty., IL GO, 0.00%, 11/01/2009 ¤	AAA	5,000,000	3,417,900
Ferndale, MI GO, Ser. IV, 5.25%, 04/01/2014	AAA	1,200,000	1,238,268
Jefferson Cnty., OH GO, Refunding, 5.70%, 12/01/2013, (Insd. by FSA)	AAA	1,000,000	1,117,930
New York, NY GO:
Ser. F, 5.25%, 08/01/2016, (Insd. by MBIA/IBC)	AAA	5,000,000	5,156,500
Ser. G, 5.35%, 08/01/2013, (Insd. by FGIC)	AAA	5,000,000	5,286,100
Pittsburgh, PA GO, Ser. A, 5.50%, 09/01/2014, (Insd. by AMBAC)	AAA	3,115,000	3,386,753
Snohomish Cnty., WA GO, Sch. Dist. 15, 5.70%, 12/01/2015, (Insd. by FGIC)	AAA	500,000	528,600
Will County, IL GO, Sch. Dist. 61, 0.00%, 01/01/2016, (Insd. by FGIC) ¤	NR	2,000,000	941,880
Worcester, MA GO, Ser. A, 5.50%, 04/01/2019, (Insd. by FSA)	AAA	4,000,000	4,204,840

			45,410,950

GENERAL OBLIGATION – STATE – 1.7%
Nevada GO, Colorado River Commission, Ser. A, 5.625%, 09/15/2024, (Insd. by FGIC)	AAA	4,010,000	4,187,723

HOSPITAL – 5.3%
Bristol, TN Hlth. & Edl. Facs. RRB, Bristol Mem. Hosp., 6.75%, 09/01/2007, (Insd. by FGIC)	AAA	300,000	344,643

EVERGREEN
Tax Strategic Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

MUNICIPAL OBLIGATIONS – continued

HOSPITAL – continued
Massachusetts Hlth. & Edl. Facs. Auth. RB, Beth Israel Deaconess Med. Ctr., Ser. G, 5.75%, 07/01/2012	AAA	$2,500,000	$ 2,584,425
New York City Hlth. & Hosp. Corp. RB, Ser. A, 5.125%, 02/15/2014	AAA	2,000,000	2,055,140
New York Dorm. Auth. RB, 5.50%, 08/01/2011	AAA	2,500,000	2,724,100
New York Med. Care Facs. RB:
Prerefunded, Ser. B, 6.25%, 08/15/2010, (Insd. by AMBAC)	AAA	210,000	219,754
Unrefunded, Ser. B, 6.25%, 08/15/2010, (Insd. by AMBAC)	AAA	35,000	36,517
Oklahoma Indl. Auth. RRB, Ser. A, 6.25%, 08/15/2015, (Insd. by MBIA)	AAA	4,010,000	4,442,599
Salt Lake City, UT Hosp. RRB, 6.30%, 02/15/2015, (Insd. by MBIA/IBC)	AAA	500,000	579,170

			12,986,348

HOUSING – 3.9%
Alaska Hsg. Fin. Corp. RB, Ser. A, 6.05%, 12/01/2017, (Insd. by MBIA)	AAA	620,000	649,115
Huntsville, AL Pub. Bldg. Auth. RB, 5.90%, 10/01/2016	AAA	1,750,000	1,866,550
Massachusetts HFA RB, Ser. A, 5.95%, 10/01/2008, (Insd. by AMBAC)	AAA	250,000	261,805
Missouri Hsg. Dev. Commission SFHRB, Ser. B, 6.25%, 09/01/2015, (Insd. by GNMA/FNMA)	AAA	685,000	726,614
New York Mtge. Agcy. SFHRB:
Ser. 44, 6.60%, 04/01/2003	NR	250,000	259,462
Ser. 56, 5.875%, 10/01/2019	NR	40,000	40,953
Ser. 63, 5.60%, 04/01/2010	NR	500,000	535,650
North Carolina HFA SFHRB, Ser. 00, 5.80%, 09/01/2012, (Insd. by FHA)	AA	490,000	525,417
Puerto Rico Hsg. Bank & Fin. Agcy. SFHRB, 5.85%, 04/01/2009, (Insd. by GNMA/FNMA/FHLMC)	AAA	365,000	390,112
Utah HFA SFHRB, Ser. B-1, Class 1, 6.00%, 07/01/2016, (Insd. by FHA)	AAA	380,000	401,888
Virginia Hsg Dev. Auth. RB, Ser. B, 5.45%, 01/01/2016	AA+	3,930,000	4,009,779

			9,667,345

INDUSTRIAL DEVELOPMENT REVENUE – 1.6%
Akron, OH EDRB, 6.00%, 12/01/2012, (Insd. by MBIA)	AAA	1,250,000	1,423,563
Hillsborough Cnty., FL Sch. Board COP, Master Lease Program, Ser. A, 5.375%, 07/01/2021, (Insd. by MBIA)	AAA	2,500,000	2,559,250

			3,982,813

EVERGREEN
Tax Strategic Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

MUNICIPAL OBLIGATIONS – (continued)

LEASE – 2.4%
Fulton County, GA Facs. Corp. COP, 6.00%, 11/01/2015, (Insd. by AMBAC)	AAA	$2,000,000	$ 2,229,580
St. Louis, MO Muni. Fin. Corp. RB, Ser. A, 5.95%, 02/15/2016, (Insd. by AMBAC)	AAA	500,000	535,795
Texas Pub. Fin. Auth. RB, 5.00%, 08/01/2015, (Insd. by AMBAC)	AAA	2,960,000	2,983,769

			5,749,144

MISCELLANEOUS REVENUE – 0.1%
Michigan Muni. Bond Auth. RB:
Prerefunded, Ser. G, 6.55%, 11/01/2008, (Insd. by AMBAC)	AAA	195,000	218,388
Unrefunded, Ser. B, 6.55%, 11/01/2008, (Insd. by AMBAC)	AAA	105,000	116,689

			335,077

POWER – 1.1%
San Antonio, TX Elec. & Gas RB, Prerefunded, 5.25%, 02/01/2010	AA	50,000	53,971
Washington Pub. Pwr. Supply RRB, Ser. C, 5.50%, 07/01/2017	AAA	2,500,000	2,584,275

			2,638,246

SALES TAX – 0.9%
Washington DC Convention Ctr. Auth. RB, Sr. Lien, 5.25%, 10/01/2014, (Insd. by AMBAC)	AAA	2,000,000	2,072,360

TRANSPORTATION – 10.1%
Alabama Docks Dept. Facs. RRB, 5.50%, 10/01/2022, (Insd. by MBIA)	AAA	5,000,000	5,164,350
Atlanta, GA Arpt. RRB, Ser. A, 5.75%, 01/01/2020	AAA	1,000,000	1,075,250
Delaware River Port Auth., PA & NJ RB, 5.625%, 01/01/2013, (Insd. by FSA)	AAA	2,000,000	2,180,800
Illinois Toll Hwy. Auth. RRB, Ser. A, 5.50%, 01/01/2014	AAA	2,500,000	2,707,525
Massachusetts Bay Trans. Auth. RRB, Ser. A, 7.00%, 03/01/2008	AA	250,000	293,282
Massachusetts Turnpike Auth. RB, Sr. Ser. A, 5.125%, 01/01/2017, (Insd. by MBIA)	AAA	3,000,000	3,037,290
New Jersey Transit Corp. COP, Fed. Transit Admin. Grants, Ser. A, 6.125%, 09/15/2015, (Insd. by AMBAC)	AAA	2,500,000	2,784,975
New Jersey Turnpike Auth. RB, Ser. C, 6.50%, 01/01/2016, (Insd. by MBIA/IBC)	AAA	1,400,000	1,658,412
New York City Trans. Auth. COP, Ser. A, 5.40%, 01/01/2019, (Insd. by AMBAC)	AAA	2,500,000	2,581,300
Port Auth. of NY & NJ RB, Ser. 97, 7.00%, 07/15/2005, (Insd. by FGIC)	AAA	250,000	279,398
Wisconsin Trans. RB, 5.50%, 07/01/2016	AAA	2,800,000	2,938,432

			24,701,014

EVERGREEN
Tax Strategic Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Credit Rating ∧	Principal Amount	Value

MUNICIPAL OBLIGATIONS – continued

UTILITY – 0.5%
Brownsville, TX Util. Sys. RRB, 6.25%, 09/01/2014, (Insd. by MBIA)	AAA	$1,000,000	$ 1,155,100

WATER & SEWER – 6.1%
Detroit, MI Wtr. Supply Sys. RB, Sr. Lien, Ser. A, 5.50%, 07/01/2014, (Insd. by FGIC)	AAA	1,000,000	1,069,390
Houston, TX Water Conveyance Sys. COP, Ser. H, 7.50%, 12/15/2010, (Insd. by AMBAC)	AAA	500,000	619,560
Nashville & Davidson Cnty., TN Wtr. & Swr. RRB, 5.50%, 01/01/2014, (Insd. by MBIA)	AAA	2,000,000	2,112,320
New York Env. Facs. Corp. RB, Ser. A, 6.00%, 06/15/2017	AAA	3,255,000	3,558,724
Ohio Wtr. Dev. Auth. RB, 5.25%, 12/01/2017, (Insd. by AMBAC)	AAA	3,000,000	3,073,230
Seattle, WA Wtr. Sys. RB, Ser. B, 5.75%, 07/01/2023, (Insd. by FGIC)	AAA	2,000,000	2,111,380
Texas Wtr. Dev. Board RB, Sr. Lien, Ser. B, 5.125%, 07/15/2018	AAA	2,500,000	2,510,500

			15,055,104

Total Municipal Obligations (cost $130,187,273)			$140,306,698

U.S. TREASURY OBLIGATIONS – 0.1%
U.S. Treasury Notes, 5.625%-7.875%, 11/15/2004-5/15/2008 (cost $128,440) pp	AAA	128,440	128,440

	Shares	Value

COMMON STOCKS – 42.1%

CONSUMER DISCRETIONARY – 4.6%

Automobiles – 0.3%
Ford Motor Co.	16,200	$ 455,544
General Motors Corp.	6,400	331,840

		787,384

Media – 1.8%
AOL Time Warner, Inc. *	50,550	2,029,582
Comcast Cable Communications Corp., Class A *	15,300	641,644
Viacom, Inc., Class B *	19,300	848,621
Walt Disney Co.	29,300	837,980

		4,357,827

Multi-line Retail – 1.8%
Kohl’s Corp. *	4,400	271,436
Target Corp.	23,300	840,664
Wal-Mart Stores, Inc.	65,900	3,327,950

		4,440,050

Specialty Retail – 0.7%
Home Depot, Inc.	10,900	469,790
Lowes Companies, Inc.	15,000	876,750

EVERGREEN
Tax Strategic Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

CONSUMER DISCRETIONARY – continued

Specialty Retail – continued
RadioShack Corp.	8,400	$ 308,196

		1,654,736

CONSUMER STAPLES – 3.3%

Beverages – 1.3%
Anheuser Busch Companies, Inc.	12,200	560,346
Coca-Cola Co.	24,100	1,088,356
PepsiCo., Inc.	36,500	1,604,175

		3,252,877

Food & Drug Retailing – 0.5%
CVS Corp.	10,300	602,447
Kroger Co. *	11,000	283,690
Walgreen Co.	10,400	424,320

		1,310,457

Food Products – 0.1%
H.J. Heinz Co.	6,600	265,320

Household Products – 0.5%
Procter & Gamble Co.	17,700	1,108,020

Personal Products – 0.3%
Colgate-Palmolive Co.	6,600	364,716
Kimberly-Clark Corp.	5,800	393,414

		758,130

Tobacco – 0.6%
Philip Morris Companies, Inc.	31,300	1,485,185

ENERGY – 3.4%

Energy Equipment & Services – 1.5%
Baker Hughes, Inc.	16,800	610,008
Diamond Offshore Drilling, Inc. p	43,000	1,692,050
Halliburton Co.	8,200	301,350
Schlumberger, Ltd.	15,000	864,150
Transocean Sedco Forex, Inc.	2,904	125,888

		3,593,446

Oil & Gas – 1.9%
Exxon Mobil Corp.	38,000	3,078,000
Royal Dutch Petroleum Co.	29,700	1,646,568

		4,724,568

FINANCIALS – 7.4%

Banks – 0.8%
Fifth Third Bancorp	6,500	347,344
FleetBoston Financial Corp.	18,591	701,810

EVERGREEN
Tax Strategic Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value

COMMON STOCKS – continued

FINANCIALS – continued

Banks – continued
Wells Fargo & Co.	18,900	$ 934,983

		1,984,137

Diversified Financials – 4.4%
American Express Co.	12,600	520,380
CIT Group, Inc., Class A	26,000	750,880
Citigroup, Inc.	100,500	4,520,490
Fannie Mae	19,100	1,520,360
J.P. Morgan Chase & Co.	37,500	1,683,750
Merrill Lynch & Co., Inc.	14,500	803,300
Morgan Stanley Dean Witter & Co.	9,200	492,200
USA Education, Inc.	6,200	450,430

		10,741,790

Insurance – 2.2%
AFLAC, Inc.	8,800	242,352
Allstate Corp.	15,700	658,458
American International Group, Inc.	43,475	3,499,738
Chubb Corp.	3,800	275,272
CIGNA Corp.	3,200	343,552
Marsh & McLennan Co.	3,500	332,605

		5,351,977

HEALTH CARE – 8.5%

Biotechnology – 0.3%
Amgen, Inc. *	13,800	830,587

Health Care Equipment & Supplies – 1.0%
Becton Dickinson & Co.	10,100	356,732
Guidant Corp. *	9,200	413,908
Medtronic, Inc.	36,000	1,646,640

		2,417,280

Health Care Providers & Services – 0.3%
HCA-The Healthcare Corp.	7,400	297,998
Tenet Healthcare Corp.	7,200	316,800

		614,798

Pharmaceuticals – 6.9%
Abbott Laboratories	23,900	1,127,841
American Home Products Corp.	40,000	2,350,000
Bristol-Myers Squibb Co.	19,900	1,182,060
Eli Lilly & Co.	24,900	1,908,834
Johnson & Johnson	14,000	1,224,580
Merck & Co., Inc.	33,800	2,565,420
Pfizer, Inc.	93,150	3,814,493

EVERGREEN
Tax Strategic Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value
COMMON STOCKS – continued

HEALTH CARE – continued

Pharmaceuticals – continued
Pharmacia Corp.	25,244	$ 1,271,540
Schering-Plough Corp.	39,900	1,457,547

		16,902,315

INDUSTRIALS – 3.4%

Aerospace & Defense – 0.6%
Boeing Co.	9,500	529,245
Lockheed Martin Corp.	9,100	324,415
United Technologies Corp.	7,000	513,100

		1,366,760

Air Freight & Couriers – 0.2%
United Parcel Service, Inc., Class B	6,920	393,748

Commercial Services & Supplies – 0.8%
Automatic Data Processing, Inc.	15,500	842,890
Computer Sciences Corp. *	5,000	161,750
Electronic Data Systems Corp.	11,500	642,390
First Data Corp.	5,000	298,550

		1,945,580

Electrical Equipment – 0.2%
Emerson Electric Co.	7,900	489,800

Industrial Conglomerates – 1.5%
General Electric Co.	61,200	2,561,832
Minnesota Mining & Manufacturing Co.	4,200	436,380
Tyco International, Ltd.	17,300	747,879

		3,746,091

Machinery – 0.1%
Caterpillar, Inc.	7,700	341,726

INFORMATION TECHNOLOGY – 8.3%

Communications Equipment – 1.2%
Cisco Systems, Inc. *	90,000	1,423,125
Lucent Technologies, Inc. .p	36,900	367,893
Mcdata Corp.	883	16,667
Motorola, Inc.	25,300	360,778
Nortel Networks Corp.	30,000	421,500
QUALCOMM, Inc. *	8,300	469,987

		3,059,950

Computers & Peripherals – 3.4%
Dell Computer Corp. *	22,600	580,537
EMC Corp.	52,000	1,528,800
Hewlett-Packard Co.	8,000	250,160

EVERGREEN
Tax Strategic Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value
COMMON STOCKS – continued

INFORMATION TECHNOLOGY – continued

Computers & Peripherals – continued
International Business Machines Corp.	50,000	$ 4,809,000
Sun Microsystems, Inc. *	60,000	922,200
Symbol Technologies, Inc.	6,800	237,320

		8,328,017

Electronic Equipment & Instruments – 0.1%
Agilent Technologies, Inc. *	6,900	212,037

Semiconductor Equipment & Products – 1.9%
Advanced Micro Devices, Inc. *	19,200	509,568
Altera Corp. *	8,300	177,932
Applied Materials, Inc. *	9,600	417,600
Intel Corp.	96,000	2,526,000
Micron Technology, Inc. *	8,300	344,699
Texas Instruments, Inc.	16,900	523,562
Vitesse Semiconductor Corp. *	6,900	164,306

		4,663,667

Software – 1.7%
Computer Associates International, Inc.	16,000	435,200
Intuit, Inc. *	7,600	210,900
Microsoft Corp. *	51,300	2,805,469
Oracle Systems Corp. *	21,900	328,062
Veritas Software Corp. *	8,200	379,168

		4,158,799

MATERIALS – 0.3%

Chemicals – 0.2%
E.I. DuPont De Nemours & Co.	10,000	407,000

Metals & Mining – 0.1%
Alcoa, Inc.	9,200	330,740

TELECOMMUNICATION SERVICES – 2.3%

Diversified Telecommunication Services – 2.1%
BellSouth Corp.	19,500	797,940
Qwest Communications International, Inc. *	28,400	995,420
SBC Communications, Inc.	26,500	1,182,695
Sprint Corp.	36,000	791,640
Verizon Communications	29,000	1,429,700

		5,197,395

Wireless Telecommunications Services – 0.2%
Sprint Corp. (PCS Group), Ser. 1 *p	25,600	486,400

EVERGREEN
Tax Strategic Foundation Fund
Schedule of Investments (continued)
March 31, 2001

	Shares	Value
COMMON STOCKS – continued

UTILITIES – 0.6%

Electric Utilities – 0.3%
Duke Energy Corp.	12,000	$ 512,880
Southern Co.	7,600	266,684

		779,564

Gas Utilities – 0.3%
El Paso Corp.	6,400	417,920
Enron Corp.	7,300	424,130

		842,050

Total Common Stocks (cost $95,775,361)		103,330,208

SHORT-TERM INVESTMENTS – 1.0%

MUTUAL FUND SHARES – 1.0%
Evergreen Select Municipal Money Market Fund ø	339,892	339,892
Navigator Prime Portfolio pp	2,308,600	2,308,600

Total Short-Term Investments (cost $2,648,492)		2,648,492

Total Investments – (cost $228,739,566) – 100.4%		246,413,838
Other Assets and Liabilities – (0.4%)		(1,081,194)

Net Assets – 100.0%		$245,332,644

See Combined Notes to Schedules of Investments.

Combined Notes to Schedules of Investments

144A
Security that may be resold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Board of Trustees.

*	Non-income producing security.
¤
Security issued in zero coupon form with no periodic interest payments but is acquired at a discount that results in a current yield to maturity. An effective interest rate is applied to recognize interest income daily for the bond. This rate is based on total expected income to be earned over the life of the bond from amortization of discount at acquisition.

p	All or a portion of this security is on loan.
pp	Represents investment of cash collateral received for securities on loan.
∧	Credit ratings are unaudited and rated by Moody’s Investors Service where Standard and Poor’s ratings are not available.
ø	The advisor of the Fund and the advisor of the money market fund are each a subsidiary of First Union National Bank.

Summary of Abbreviations:
ADR	American Depository Receipt
AMBAC	American Municipal Bond Assurance Corp.
COP	Certificates of Participation
EDRB	Economic Development Revenue Bond
FGIC	Financial Guaranty Insurance Corp.
FHLMC	Federal Home Loan Mortgage Corp.
FNMA	Federal National Mortgage Association
FSA	Financial Security Assurance, Inc.
GNMA	Government National Mortgage Association
GO	General Obligation
HFA	Housing Finance Authority
IBC	Insured Bond Certification
MBIA	Municipal Bond Investors Assurance Corp.
MTN	Medium Term Note
RB	Revenue Bond
RRB	Refunding Revenue Bond
SFHRB	Single Family Housing Revenue Bond
STRIPS	Separate Trading of Registered Interest and Principal of Securities

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Funds
Statements of Assets and Liabilities
March 31, 2001

	Balanced Fund	Foundation Fund	Tax Strategic Foundation Fund

Assets

Identified cost of securities	$1,153,702,445	$2,703,359,532	$228,739,566

Net unrealized gains on securities	35,528,508	111,821,914	17,674,272

Market value of securities	1,189,230,953	2,815,181,446	246,413,838

Cash	0	115,369	0

Receivable for securities sold	13,323,810	15,932,029	0

Receivable for Fund shares sold	556,659	2,820,840	145,576

Dividends and interest receivable	7,816,693	16,145,836	2,030,105

Prepaid expenses and other assets	226,205	42,149	15,100

Total assets	1,211,154,320	2,850,237,669	248,604,619

Liabilities

Payable for securities purchased	6,472,004	3,563,438	0

Payable for Fund shares redeemed	2,004,160	6,430,852	750,323

Payable for securities on loan	32,707,618	26,892,109	2,437,040

Advisory fee payable	32,534	149,826	15,001

Distribution Plan expenses payable	37,661	130,942	16,188

Due to other related parties	9,567	23,002	2,012

Accrued expenses and other liabilities	262,190	391,805	51,411

Total liabilities	41,525,734	37,581,974	3,271,975

Net assets	$1,169,628,586	$2,812,655,695	$245,332,644

Net assets represented by

Paid-in capital	$1,151,332,979	$2,711,993,796	$227,958,716

Undistributed (overdistributed) net investment income	(119,675)	450,887	(6,429)

Accumulated net realized losses on securities and foreign currency related transactions	(17,113,226)	(11,610,902)	(293,915)

Net unrealized gains on securities and foreign currency related transactions	35,528,508	111,821,914	17,674,272

Total net assets	$1,169,628,586	$2,812,655,695	$245,332,644

Net assets consists of

Class A	$ 932,410,959	$ 497,574,658	$ 56,676,231

Class B	216,385,359	1,234,231,492	155,009,812

Class C	7,369,468	250,665,449	28,204,357

Class I*	13,462,800	830,184,096	5,442,244

	$1,169,628,586	$2,812,655,695	$245,332,644

Shares outstanding

Class A	114,261,356	29,904,638	3,732,433

Class B	26,471,623	74,637,150	10,225,376

Class C	900,911	15,164,142	1,863,339

Class I*	1,651,643	49,900,542	357,579

Net asset value per share

Class A	$ 8.16	$ 16.64	$ 15.18

Class A—Offering price (based on sales charge of 5.75%)	$ 8.66	$ 17.66	$ 16.11

Class B	$ 8.17	$ 16.54	$ 15.16

Class C	$ 8.18	$ 16.53	$ 15.14

Class I*	$ 8.15	$ 16.64	$ 15.22

*	Effective at the close of business on May 11, 2001, Class Y Shares of the Funds were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Funds
Statements of Operations
Year Ended March 31, 2001

	Balanced Fund	Foundation Fund	Tax Strategic Foundation Fund

Investment income

Dividends (net of foreign withholding taxes of $47,749, $101,602 and $7,649, respectively)	$ 7,762,641	$ 20,510,757	$ 1,092,241

Interest	42,833,828	71,620,462	8,713,045

Total investment income	50,596,469	92,131,219	9,805,286

Expenses

Advisory fee	4,919,700	21,021,088	2,226,752

Distribution Plan expenses	5,365,822	18,352,998	2,332,172

Administrative services fees	1,385,426	3,264,588	289,929

Transfer agent fee	2,363,772	7,352,473	385,624

Trustees’ fees and expenses	28,086	67,008	5,830

Printing and postage expenses	126,734	319,858	23,210

Custodian fee	370,147	623,666	56,465

Registration and filing fees	102,528	114,969	1,395

Professional fees	22,010	27,128	18,709

Interest expense	0	4,664	1,689

Other	21,009	224,943	6,557

Total expenses	14,705,234	51,373,383	5,348,332

Less: Expense reductions	(72,568)	(308,956)	(19,226)

Net expenses	14,632,666	51,064,427	5,329,106

Net investment income	35,963,803	41,066,792	4,476,180

Net realized and unrealized gains or losses on securities and foreign currency related transactions

Net realized gains or losses on:

Securities	44,207,741	100,440,797	8,844,696

Foreign currency related transactions	(238,506)	0	0

Net realized gains on securities and foreign currency related transactions	43,969,235	100,440,797	8,844,696

Net change in unrealized gains or losses on securities and foreign currency related transactions	(230,759,761)	(725,501,174)	(42,961,103)

Net realized and unrealized losses on securities and foreign currency related transactions	(186,790,526)	(625,060,377)	(34,116,407)

Net decrease in net assets resulting from operations	$(150,826,723)	$(583,993,585)	$(29,640,227)

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Funds
Statements of Changes in Net Assets
Year Ended March 31, 2001

	Balanced Fund	Foundation Fund	Tax Strategic Foundation Fund

Operations

Net investment income	$ 35,963,803	$ 41,066,792	$ 4,476,180

Net realized gains on securities and foreign currency related transactions	43,969,235	100,440,797	8,844,696

Net change in unrealized gains or losses on securities and foreign currency related transactions	(230,759,761)	(725,501,174)	(42,961,103)

Net decrease in net assets resulting from operations	(150,826,723)	(583,993,585)	(29,640,227)

Distributions to shareholders from

Net investment income

Class A	(29,227,287)	(8,457,810)	(1,408,724)

Class B	(4,758,699)	(11,761,843)	(2,489,481)

Class C	(106,281)	(2,048,325)	(454,879)

Class I*	(470,850)	(18,238,313)	(153,036)

Net realized gains

Class A	(157,356,628)	(67,252,145)	0

Class B	(36,441,586)	(213,227,837)	0

Class C	(818,897)	(17,235,027)	0

Class I*	(2,245,780)	(148,803,007)	0

Total distributions to shareholders	(231,426,008)	(487,024,307)	(4,506,120)

Capital share transactions

Proceeds from shares sold	46,503,387	404,993,993	18,933,831

Payment for shares redeemed	(268,782,346)	(762,365,276)	(75,333,629)

Net asset value of shares issued in reinvestment of distributions	208,556,345	461,338,205	3,747,038

Net asset value of shares issued in acquisition	0	429,406,942	0

Net increase (decrease) in net assets resulting from capital share transactions	(13,722,614)	533,373,864	(52,652,760)

Total decrease in net assets	(395,975,345)	(537,644,028)	(86,799,107)

Net assets

Beginning of period	1,565,603,931	3,350,299,723	332,131,751

End of period	$1,169,628,586	$2,812,655,695	$245,332,644

Undistributed (overdistributed) net investment income	$ (119,675)	$ 450,887	$ (6,429)

*	Effective at the close of business on May 11, 2001, Class Y Shares of the Funds were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Funds
Statements of Changes in Net Assets
Year Ended March 31, 2000

	Balanced Fund	Foundation Fund	Tax Strategic Foundation Fund

Operations

Net investment income	$ 37,440,587	$ 44,213,119	$ 6,059,245

Net realized gains or losses on securities and foreign currency related transactions	233,721,051	400,229,674	(8,829,068)

Net change in unrealized gains or losses on securities and foreign currency related transactions	(64,983,281)	38,290,296	28,993,003

Net increase in net assets resulting from operations	206,178,357	482,733,089	26,223,180

Distributions to shareholders from

Net investment income

Class A	(29,905,660)	(6,868,187)	(1,737,492)

Class B	(6,735,679)	(13,050,680)	(3,207,992)

Class C	(49,319)	(600,655)	(571,600)

Class I*	(748,998)	(22,626,769)	(424,178)

Net realized gains

Class A	(142,980,978)	(11,319,247)	0

Class B	(51,645,527)	(40,961,522)	0

Class C	(333,772)	(1,907,517)	0

Class I*	(3,263,474)	(32,065,334)	0

Total distributions to shareholders	(235,663,407)	(129,399,911)	(5,941,262)

Capital share transactions

Proceeds from shares sold	59,092,275	618,309,540	49,820,121

Payment for shares redeemed	(384,024,328)	(860,566,858)	(137,896,104)

Net asset value of shares issued in reinvestment of distributions	209,008,166	122,165,623	4,942,519

Net decrease in net assets resulting from capital share transactions	(115,923,887)	(120,091,695)	(83,133,464)

Total increase (decrease) in net assets	(145,408,937)	233,241,483	(62,851,546)

Net assets

Beginning of period	1,711,012,868	3,117,058,240	394,983,297

End of period	$1,565,603,931	$3,350,299,723	$332,131,751

Undistributed (overdistributed) net investment income	$ (123,089)	$ (115,272)	$ 23,511

*	Effective at the close of business on May 11, 2001, Class Y Shares of the Funds were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Balanced Funds consist of Evergreen Balanced Fund (“Balanced Fund”), Evergreen Foundation Fund (“Foundation Fund”) and Evergreen Tax Strategic Foundation Fund (“Tax Strategic Foundation Fund”), (collectively the “Funds”). Each Fund is a diversified series of Evergreen Equity Trust (the “Trust”), a Delaware business trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Class A, Class B, Class C and Institutional (“Class I”) classes of shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I shares are sold at net asset value and are not subject to contingent deferred sales charges or distribution fees. Effective at the close of business on May 11, 2001, Class Y shares of the Funds were renamed as Class I. This did not change the fee and expense structure of the Class Y Shareholders or their rights and privileges.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments
Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

Securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. Repurchase Agreements
Securities pledged as collateral for repurchase agreements are held by the custodian bank or in a segregated account in the Fund’s name until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. However, in the event of default or bankruptcy by the other party to the agreement, retention of the collateral may be subject to legal proceedings. Each Fund will only enter into repurchase agreements with banks and other financial institutions, which are deemed by the investment advisor to be creditworthy pursuant to guidelines established by the Board of Trustees.

C. Foreign Currency Translation
All assets and liabilities denominated in foreign currencies are translated in U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Funds do not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

Combined Notes to Financial Statements (continued)

D. Foreign Currency Contracts
A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Funds enter into foreign currency contracts to facilitate transactions in foreign-denominated securities and to attempt to minimize the risk to the Funds from adverse changes in the relationship between currencies. Foreign currency contracts are recorded at the forward rate and marked-to-market daily. When the contracts are closed, realized gains and losses arising from such transactions are recorded as realized gains or losses on foreign currency related transactions. The Funds could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

E. When-issued and Delayed Delivery Transactions
The Funds record when-issued securities no later than one business day after the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked-to-market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

F. Securities Lending
The Funds may lend their securities to certain qualified brokers in order to earn additional income. The Funds receive compensation in the form of fees or interest earned on the investment of any cash collateral received. The Funds receive collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event of default or bankruptcy by the borrower, the Funds could experience delays and costs in recovering the loaned securities or in gaining access to the collateral.

G. Security Transactions and Investment Income
Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

H. Federal Taxes
Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable and tax-exempt income, including any net capital gains (which have been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

I. Distributions
Distributions to shareholders are recorded on the ex-dividend date. Distributions from net realized gains are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles. Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations. The primary permanent differences causing such reclassifications are due to net realized foreign currency gains or losses.

J. Class Allocations
Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution and service fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

Combined Notes to Financial Statements (continued)

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

On November 1, 2000, the Funds’ Board of Trustees approved the transfer of the investment advisory contracts with Evergreen Asset Management Corp. to Evergreen Investment Management Company, LLC (“EIMC”). Under Securities and Exchange Commission rules and no-action letters, this transfer did not require shareholder approval as the parties involved were all wholly owned subsidiaries of and controlled by First Union Corporation (“First Union”) and neither the fees nor services were changed at that time.

EIMC, an indirect, wholly owned subsidiary of First Union, is the investment advisor to the Funds and is paid a management fee that is calculated and paid daily. The management fee for the Balanced Fund is computed daily at an annual rate of 1.50% of the Fund’s gross investment income plus an amount determined by applying percentage rates, starting at 0.51% and declining to 0.21% per annum as net assets increase, to the average daily net assets of the Fund.

The management fee for the Foundation Fund is computed and paid daily based on the Fund’s average daily net assets, in accordance with the following schedule:

Average Net Assets	Fee
First $750 million	0.775%
Next $250 million	0.650%
Over $1 billion	0.600%

The management fee for the Tax Strategic Foundation Fund is computed in accordance with the following schedule:

Current Rate		Rate Prior to January 3, 2001
Average Net Assets	Fee	Average Net Assets	Fee
First $200 million	0.750%	First $750 million	0.775%
Next $200 million	0.720%	Next $250 million	0.650%
Next $600 million	0.650%	Over $1 billion	0.600%
Over $1 billion	0.600%

Lieber & Company, an affiliate of First Union, was the investment sub-advisor to the Foundation Fund and Tax Strategic Foundation Fund and also provided brokerage services with respect to substantially all security transactions of the Funds effected on the New York or American Stock Exchanges. For the year ended March 31, 2001, Foundation Fund and Tax Strategic Foundation Fund incurred brokerage commissions of $32,213 and $4,301 with Lieber & Company, respectively. Lieber & Company was reimbursed by EIMC for providing investment sub-advisory services at no additional expense to the Funds.

For the year ended March 31, 2001, Foundation Fund incurred brokerage commissions of $4,945 with First Union Securities, Inc., an indirect subsidiary of First Union.

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly owned subsidiary of First Union, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average daily net assets.

Prior to May 1, 2000, The BISYS Group, Inc. (“BISYS”) served as the sub-administrator to the Funds and provided the officers of the Funds. For each Fund, the sub-administration fee was paid by the investment advisor until the sub-administration agreement with BISYS was terminated on April 30, 2000.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly owned subsidiary of First Union, is the transfer and dividend disbursing agent for the Funds.

Officers of the Funds and affiliated Trustees receive no compensation directly from the Funds.

Combined Notes to Financial Statements (continued)

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Distribution plans permit a Fund to compensate its principal underwriter for costs related to selling shares of the Fund and for various other specified services. These costs consist primarily of commissions and service fees to broker-dealers who sell shares of the Fund. Under the Distribution Plans, each class incurs distribution fees at the following annual rates:

Average Daily Net Assets

Class A	0.25%
Class B	1.00
Class C	1.00

Of the above amounts, each share class may pay under its Distribution Plan a maximum service fee of 0.25% of the average daily net assets of the class to pay for shareholder service fees. Distribution Plan expenses are calculated and paid daily.

During the year ended March 31, 2001, amounts paid or accrued to EDI pursuant to each Fund’s Class A, Class B and Class C Distribution Plans were as follows:

	Class A	Class B	Class C

Balanced Fund	$2,774,940	$ 2,540,884	$ 49,998
Foundation Fund	1,353,169	14,687,724	2,312,105
Tax Strategic Foundation Fund	167,303	1,831,069	333,800

With respect to Class B and Class C shares, the principal underwriter may pay distribution fees greater than the allowable annual amounts each Fund is permitted to pay under the Distribution Plans.

Each of the Distribution Plans may be terminated at any time by vote of the independent Trustees or by vote of a majority of the outstanding voting shares of the respective class.

5. ACQUISITION

Effective on the close of business on July 21, 2000, Foundation Fund acquired substantially all the assets and assumed certain liabilities of Evergreen Capital Balanced Fund, an open-end management investment company registered under the 1940 Act, in an exchange of shares. The net assets were exchanged through a tax-free exchange for 8,255,336 Class A shares, 160,745 Class B shares, 12,975,507 Class C shares and 1,575 Class I (formerly, Class Y) shares of Evergreen Capital Balanced Fund. The acquired net assets consisted primarily of portfolio securities with unrealized appreciation of $13,086,522. The aggregate net assets of Foundation Fund and Evergreen Capital Balanced Fund immediately prior to the acquisition were $3,159,650,995 and $429,406,942, respectively. The aggregate net assets of Foundation Fund immediately after the acquisition were $3,589,057,937.

Combined Notes to Financial Statements (continued)

6. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C and Class I. Transactions in shares of the Funds were as follows:

Balanced Fund

	Year Ended March 31, 2001		Year Ended March 31, 2000
	Shares	Amount	Shares	Amount

Class A
Shares sold	1,751,019	$ 16,601,862	1,427,850	$ 16,002,563
Automatic conversion of Class B shares to Class A shares	617,009	5,334,795	13,443,310	144,586,843
Shares redeemed	(21,480,080)	(213,714,142)	(24,392,866)	(270,880,152)
Shares issued in reinvestment of distributions	18,628,618	166,374,593	14,225,023	151,080,079

Net increase (decrease)	(483,434)	(25,402,892)	4,703,317	40,789,333

Class B
Shares sold	2,406,684	23,488,187	3,613,594	40,427,711
Automatic conversion of Class B shares to Class A shares	(616,590)	(5,334,795)	(13,431,818)	(144,586,843)
Shares redeemed	(5,005,653)	(49,266,606)	(8,396,501)	(93,905,119)
Shares issued in reinvestment of distributions	4,368,917	38,945,323	5,103,562	54,090,243

Net increase (decrease)	1,153,358	7,832,109	(13,111,163)	(143,974,008)

Class C
Shares sold	613,560	5,910,201	129,406	1,420,820
Shares redeemed	(117,057)	(1,155,696)	(67,047)	(741,647)
Shares issued in reinvestment of distributions	96,884	861,272	32,666	346,576

Net increase	593,387	5,615,777	95,025	1,025,749

Class I
Shares sold	50,179	503,137	110,610	1,241,181
Shares redeemed	(449,968)	(4,645,902)	(1,662,103)	(18,497,410)
Shares issued in reinvestment of distributions	267,209	2,375,157	330,278	3,491,268

Net decrease	(132,580)	(1,767,608)	(1,221,215)	(13,764,961)

Net decrease in net assets resulting from capital share transactions		$ (13,722,614)		$(115,923,887)

Foundation Fund

	Year Ended March 31, 2001		Year Ended March 31, 2000
	Shares	Amount	Shares	Amount

Class A
Shares sold	4,759,005	$ 94,701,088	6,798,761	$149,510,608
Automatic conversion of Class B shares to Class A shares	192,799	3,437,106	1,451,478	32,988,767
Shares redeemed	(7,803,106)	(153,472,074)	(6,372,862)	(139,288,575)
Shares issued in reinvestment of distributions	3,728,168	73,478,158	784,989	17,356,659
Shares issued in acquisition of Evergreen Capital Balanced Fund	8,255,336	166,396,900	0	0

Net increase	9,132,202	184,541,178	2,662,366	60,567,459

Class B
Shares sold	7,647,477	154,907,821	12,155,031	264,194,950
Automatic conversion of Class B shares to Class A shares	(194,184)	(3,437,106)	(1,459,461)	(32,988,767)
Shares redeemed	(13,257,634)	(259,796,120)	(12,398,770)	(270,600,331)
Shares issued in reinvestment of distributions	11,052,762	218,058,968	2,352,967	51,629,260
Shares issued in acquisition of Evergreen Capital Balanced Fund	160,745	3,219,415	0	0

Net increase	5,409,166	112,952,978	649,767	12,235,112

Class C
Shares sold	1,455,284	29,329,588	1,031,134	22,422,253
Shares redeemed	(3,487,784)	(67,016,682)	(1,096,422)	(24,016,416)
Shares issued in reinvestment of distributions	954,675	18,226,466	91,220	1,999,515
Shares issued in acquisition of Evergreen Capital Balanced Fund	12,975,507	259,758,873	0	0

Net increase	11,897,682	240,298,245	25,932	405,352

Class I
Shares sold	6,433,543	126,055,496	8,382,988	182,181,729
Shares redeemed	(14,389,416)	(282,080,400)	(19,463,190)	(426,661,536)
Shares issued in reinvestment of distributions	7,651,983	151,574,613	2,314,964	51,180,189
Shares issued in acquisition of Evergreen Capital Balanced Fund	1,575	31,754	0	0

Net decrease	(302,315)	(4,418,537)	(8,765,238)	(193,299,618)

Net increase (decrease) in net assets resulting from capital share transactions		$533,373,864		$(120,091,695)

Combined Notes to Financial Statements (continued)

Tax Strategic Foundation Fund

	Year Ended March 31, 2001		Year Ended March 31, 2000
	Shares	Amount	Shares	Amount

Class A
Shares sold	346,772	$ 5,714,654	1,258,767	$21,031,217
Automatic conversion of Class B shares to Class A shares	34,073	543,823	100,148	1,666,149
Shares redeemed	(1,265,880)	(20,912,140)	(1,955,391)	(32,110,861)
Shares issued in reinvestment of distributions	75,441	1,221,104	93,937	1,547,638

Net decrease	(809,594)	(13,432,559)	(502,539)	(7,865,857)

Class B
Shares sold	502,306	8,216,182	1,291,886	21,249,593
Automatic conversion of Class B shares to Class A shares	(34,164)	(543,823)	(100,373)	(1,666,149)
Shares redeemed	(2,579,687)	(42,524,738)	(4,301,937)	(70,574,536)
Shares issued in reinvestment of distributions	128,685	2,083,557	168,907	2,773,417

Net decrease	(1,982,860)	(32,768,822)	(2,941,517)	(48,217,675)

Class C
Shares sold	296,206	4,912,278	436,018	7,161,827
Shares redeemed	(628,493)	(10,302,356)	(1,086,896)	(17,758,138)
Shares issued in reinvestment of distributions	22,800	368,558	28,527	466,838

Net decrease	(309,487)	(5,021,520)	(622,351)	(10,129,473)

Class I
Shares sold	5,556	90,717	22,542	377,484
Shares redeemed	(95,250)	(1,594,395)	(1,063,959)	(17,452,569)
Shares issued in reinvestment of distributions	4,538	73,819	9,419	154,626

Net decrease	(85,156)	(1,429,859)	(1,031,998)	(16,920,459)

Net decrease in net assets resulting from capital shares transactions		$(52,652,760)		$(83,133,464)

7. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were as follows for the year ended March 31, 2001:

	Cost of Purchases		Proceeds from Sales
	U.S. Government	Non-U.S. Government	U.S. Government	Non-U.S. Government
Balanced Fund	$465,188,006	$1,454,696,880	$542,213,262	$1,539,799,739
Foundation Fund	71,079,897	2,940,432,126	100,162,109	2,951,830,477
Tax Strategic Foundation Fund	0	88,691,765	0	141,036,514

The Funds loaned securities during the year ended March 31, 2001 to certain brokers. At March 31, 2001, the value of securities on loan and the value of collateral (including accrued interest) and the amount of income earned from securities lending were as follows:

	Value of Securities on Loan	Value of Collateral	Securities Lending Income

Balanced Fund	$31,933,758	$32,707,618	$113,744
Foundation Fund	26,731,363	26,892,109	288,948
Tax Strategic Foundation Fund	2,408,398	2,437,040	14,197

On March 31, 2001 the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation

Balanced Fund	$1,159,370,520	$79,428,738	$(49,568,305)	$29,860,433
Foundation Fund	2,704,640,428	241,438,533	(130,897,515)	110,541,018
Tax Strategic Foundation Fund	228,878,477	27,754,588	(10,219,227)	17,535,361

As of March 31, 2001, the Tax Strategic Foundation Fund had a capital loss carryover for federal income tax purposes of $155,004 expiring in 2008.

For income tax purposes, capital losses incurred after October 31 within a Fund’s fiscal year are deemed to arise on the first business day of the Fund’s following fiscal year. The Balanced Fund and Foundation Fund have incurred and will elect to defer post October losses of $11,445,153 and $10,330,005, respectively.

Combined Notes to Financial Statements (continued)

8. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian and brokerage/service arrangements with specific brokers, a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Expense Offset Arrangements	Brokerage Transactions	Total Expense Reductions	% of Average Net Assets

Balanced Fund	$ 66,354	$ 6,214	$ 72,568	0.01%
Foundation Fund	143,604	165,352	308,956	0.01%
Tax Strategic Foundation Fund	12,790	6,436	19,226	0.01%

9. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

10. FINANCING AGREEMENT

The Fund and certain other Evergreen Funds share in a $775 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Capital Markets Corp. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

During the year ended March 31, 2001, Foundation Fund and Tax Strategic Foundation Fund had average borrowings outstanding as follows:

	Average Borrowings	Interest Rate	Interest Paid	% of Average Net Assets

Foundation Fund	$67,463	6.82%	$4,664	0.00%
Tax Strategic Foundation Fund	26,726	6.23%	1,689	0.00%

11. NEW ACCOUNTING PRONOUNCEMENT

In November 2000, the AICPA issued a revised Audit and Accounting Guide, Audits of Investment Companies, which is effective for fiscal years beginning after December 15, 2000. Among other things, the revised Guide amends certain accounting practices and disclosures presently used, such as treatment of payments by affiliates, excess expense plan accounting, reporting by multiple-class funds, and certain financial statement disclosures. While some of the Guide’s requirements will not be effective until the SEC amends its disclosure and reporting requirements, other requirements are effective presently.

The revised Guide will require the Funds to amortize premium and accrete discount on all fixed-income securities and classify gains and losses realized on paydowns on mortgage-backed securities, which are presently included in realized gain/loss, as interest income. Adopting these accounting principles will not impact the total net assets of the Funds, but will change the classification of certain amounts between interest income and realized and unrealized gain/loss in the Statements of Operations and affect the presentation of the Funds’ Financial Highlights. The Funds have not at this time quantified the impact, if any, resulting from the adoption of these accounting changes on the financial statements.

Independent Auditors’ Report

Board of Trustees and Shareholders
Evergreen Equity Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen Balanced Fund, Evergreen Foundation Fund and Evergreen Tax Strategic Foundation Fund, portfolios of Evergreen Equity Trust, as of March 31, 2001, and the related statements of operations for the year then ended, statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2001 by correspondence with the custodian. As to securities purchased or sold but not yet received or delivered, we performed other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Balanced Fund, Evergreen Foundation Fund and Evergreen Tax Strategic Foundation Fund as of March 31, 2001, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Boston, Massachusetts
May 14, 2001

Additional Information (unaudited)

FEDERAL STATUS OF DIVIDENDS

Pursuant to section 852 of the Internal Revenue Code, the Funds have designated the following amounts as long-term capital gains for the fiscal year ended March 31, 2001:

	Aggregate	Per Share
Balanced Fund	$146,253,945	$1.131
Foundation Fund	446,523,674	3.037

For corporate shareholders, the following percentages of ordinary income dividends paid during the fiscal year ended March 31, 2001 qualified for the dividends received deduction:

Balanced Fund	15.28%
Foundation Fund	46.77
Tax Strategic Foundation Fund	100.00

For the fiscal year ended March 31, 2001, the percentage representing the portion of dividends exempt from federal income tax, other than alternative minimum tax for Tax Strategic Foundation Fund is 87.85%.

Evergreen Funds

Money Market Funds
Florida Municipal Money Market Fund
Money Market Fund
Municipal Money Market Fund
New Jersey Municipal Money Market Fund
Pennsylvania Municipal Money Market Fund
Treasury Money Market Fund

State Municipal Bond Funds
Connecticut Municipal Bond Fund
Florida High Income Municipal Bond Fund
Florida Municipal Bond Fund
Georgia Municipal Bond Fund
Maryland Municipal Bond Fund
New Jersey Municipal Bond Fund
North Carolina Municipal Bond Fund
Pennsylvania Municipal Bond Fund
South Carolina Municipal Bond Fund
Virginia Municipal Bond Fund

National Municipal Bond Funds
High Grade Municipal Bond Fund
High Income Municipal Bond Fund
Intermediate Term Municipal Bond Fund
Municipal Bond Fund
Short Intermediate Municipal Fund

Short and Intermediate Term Bond Funds
Adjustable Rate Fund
Fixed Income Fund
Intermediate Term Bond Fund
Limited Duration Fund
Short-Duration Income Fund

Intermediate and Long Term Bond Funds
Core Bond Fund
Diversified Bond Fund
Fixed Income Fund II
High Yield Bond Fund
Income Plus Fund
Quality Income Fund
Select High Yield Bond Fund
Strategic Income Fund
U.S. Government Fund

Balanced Funds
Balanced Fund
Foundation Fund
Select Balanced Fund
Tax Strategic Foundation Fund

Growth and Income Funds
Blue Chip Fund
Core Equity Fund
Equity Income Fund
Equity Index Fund
Growth and Income Fund
Small Cap Value Fund
Strategic Value Fund
Value Fund

Domestic Growth Funds
Aggressive Growth Fund
Capital Growth Fund
Evergreen Fund
Growth Fund
Large Company Growth Fund
Masters Fund
Omega Fund
Premier 20 Fund
Secular Growth Fund
Select Small Cap Growth Fund
Select Strategic Growth Fund
Small Company Growth Fund
Special Equity Fund
Stock Selector Fund
Tax Strategic Equity Fund

Sector Funds
Health Care Fund
Technology Fund
Utility and Telecommunications Fund

Global and International Funds
Emerging Markets Growth Fund
Global Leaders Fund
Global Opportunities Fund
International Bond Fund
International Growth Fund
Latin America Fund
Perpetual Global Fund
Perpetual International Fund
Precious Metals Fund

Express Line
800.346.3858

Investor Services
800.343.2898

www.evergreeninvestments.com

28084

200 Berkeley Street
Boston, MA 02116

543690  5/2001